                                                                    EXHIBIT 10.3
                                                                  Execution Copy






                          SECOND AMENDED AND RESTATED

                             POWER SALES AGREEMENT


                           Dated as of March 1, 2001


                                    Between

                        Exelon Generation Company, LLC
                 (as Assignee of Commonwealth Edison Company)

                                      and

                               Elwood Energy LLC

                               Table of Contents

1.   Definitions and Interpretation..........................................................................     2
         (a)   Definitions...................................................................................     2
         (b)   Interpretation................................................................................    11
         (c)   Legal Representation of Parties...............................................................    12
         (d)   Titles and Headings...........................................................................    12
         (e)   Sample Calculations...........................................................................    12
         (f)   Appendices....................................................................................    12
         (g)   Conflicts in Documentation....................................................................    13
2.   Term....................................................................................................    13
3.   Generating Capacity.....................................................................................    13
4.   Electric Energy Supply..................................................................................    13
         (a)   Supply........................................................................................    13
         (b)   Dispatch......................................................................................    14
         (c)   Operating Notifications.......................................................................    14
         (d)   Point of Sale.................................................................................    14
         (e)  Communications.................................................................................    15
5.   Metering; Billing; Payment..............................................................................    15
         (a)   Metering......................................................................................    15
         (b)   Billing.......................................................................................    18
         (c)   Billing Disputes..............................................................................    18
6.   Operation of Committed Units............................................................................    19
         (a)   Standard of Operation.........................................................................    19
         (b)   Electric Energy Generation....................................................................    19
         (c)   Outages.......................................................................................    19
         (d)   Operating Characteristics.....................................................................    21
         (e)   Substitute Electric Energy....................................................................    22
         (f)   Fuel and Emissions............................................................................    22
         (g)   Records.......................................................................................    25
7.   Compensation............................................................................................    25
         (a)   Capacity Charge...............................................................................    25
         (b)   Energy Payments...............................................................................    25
         (c)   Start-Up Charge...............................................................................    26
         (d)   Dispatch Cancellation Charges.................................................................    26
         (e)   Fuel Adjustment Charges.......................................................................    27
         (f)   Equivalent Availability Adjustment............................................................    28
         (g)   Reliability Bonus.............................................................................    29
         (h)   Imbalance Charges.............................................................................    29
         (i)   2001 Special Bonus............................................................................    29
         (j)   Rates Not Subject to Review...................................................................    30
         (k)   Unit 1 and 2 True Up..........................................................................    30
         (l)   Placement on Turning Gear.....................................................................    30
8.   Commissioning of Unit 9 and Testing of All Committed Units..............................................    30
         (a)   Delayed Unit 9 Commercial Operations Date.....................................................    30
         (b)   Capacity Tests................................................................................    30
         (c)   Start-Up and Test Power from Unit 9...........................................................    31

9.   Ancillary Services......................................................................................    31
10.  Limitation of Liability and Exclusive Remedies..........................................................    32
11.  Disagreements...........................................................................................    33
         (a)   Negotiations..................................................................................    33
         (b)   Arbitration...................................................................................    33
         (c)   Settlement Discussions........................................................................    34
         (d)   Preliminary Injunctive Relief.................................................................    35
         (e)   Obligations to Pay Charges and Perform........................................................    35
12.  Assignment; Transfer of Committed Units.................................................................    35
         (a)   Assignment....................................................................................    35
         (b)   Consent to Assignment to Lender...............................................................    35
13.  Default, Termination and Remedies.......................................................................    36
         (a)   Seller Default................................................................................    36
         (b)   Buyer Default.................................................................................    37
         (c)   Remedies......................................................................................    37
         (d)   Extended Outage...............................................................................    37
         (e)   Unit 9 Termination............................................................................    38
14   Representations and Warranties..........................................................................    38
         (a)   Representations and Warranties of Seller......................................................    38
         (b)   Representations and Warranties of Buyer.......................................................    39
15.  Indemnification.........................................................................................    40
16.  Notices.................................................................................................    40
17.  Confidentiality.........................................................................................    41
18.  Governing Law...........................................................................................    42
19.  Force Majeure...........................................................................................    42
         (a)   Definition....................................................................................    42
         (b)   Events not a Force Majeure Event..............................................................    42
         (c)   Obligations Under Force Majeure...............................................................    43
         (d)   Force Majeure Not Forced Outage...............................................................    44
         (e)   Continued Payment Obligation..................................................................    44
         (f)   Payment of Monthly Capacity Charges...........................................................    44
20.  Intentionally Omitted...................................................................................    44
21.  Taxes...................................................................................................    44
         (a)   Applicable Taxes..............................................................................    44
         (b)   Contested Taxes...............................................................................    45
         (c)   Other Charges.................................................................................    45
22.  Miscellaneous Provisions................................................................................    45
         (a)   Non-Waiver....................................................................................    45
         (b)   Third Party Beneficiaries.....................................................................    45
         (c)   Relationship of Parties.......................................................................    45
         (d)   Successors and Assigns........................................................................    45
23.  Entire Agreement and Amendments.........................................................................    45

APPENDICES

Appendix A Design Limits per Committed Unit (including Schedule A-1) Appendix B Guide Number 3

Appendix C  Communications
Appendix D  Operations Reporting Forms
Appendix E Equivalent Availability (including Schedules E-1, E-2, E-3, and E-4) Appendix F Output Adjustment Curve
Appendix G  Unit 9 Test Power Agreement
Appendix H  Form of Opinion
Appendix I  Delay Liquidated Damages for Unit 9
Appendix J  Reliability Bonus
Appendix K  Planned Outages
Appendix L  Unit One-Line Diagram
Appendix M  Unit 1 and 2 True Up (including Schedule M-1)

               SECOND AMENDED AND RESTATED POWER SALES AGREEMENT


     THIS SECOND AMENDED AND RESTATED POWER SALES AGREEMENT (including Appendices and Schedules, this "Agreement") dated as of March 1, 2001, is entered into between EXELON GENERATION COMPANY, LLC (d.b.a. "Power Team"), a Pennsylvania limited liability company, as assignee of COMMONWEALTH EDISON COMPANY, an Illinois corporation ("Buyer"), and ELWOOD ENERGY LLC, a Delaware limited liability company ("Seller") to amend and restate that certain Amended and Restated Power Sales Agreement between the Parties previously executed as of March 24, 1999 (the "Amended and Restated Agreement"); Buyer and Seller are sometimes referred to herein individually as a "Party" and collectively as the "Parties");

                             W I T N E S S E T H:

     WHEREAS, Seller owns and operates an electric generating facility (the "Elwood Energy Station") and is engaged in the generation and sale of Electric Energy, Capacity and associated Ancillary Services (each as defined herein); and

     WHEREAS, Seller is adding an additional unit ("Unit 9") to the Elwood Energy Station and anticipates the Unit 9 Commercial Operations Date of such unit will occur on or prior to June 1, 2001 for Buyer; and

     WHEREAS, Buyer receives and purchases, and Seller delivers and sells the Electric Energy, Capacity and associated Ancillary Services from units three and four ("Units 3 and 4") of the Elwood Energy Station pursuant to the Amended and Restated Agreement; and

     WHEREAS, Seller and Engage Energy America, LLC ("Engage") are parties to an Amended and Restated Power Sales Agreement dated as of November 10, 1999 (the "Engage PSA"); and

     WHEREAS, Buyer and Engage are parties to a contract whereby the Ancillary Services, energy and capacity sold under the Engage PSA are resold by Engage to Buyer (the "Engage Resale PSA") (the Engage PSA and the Engage Resale PSA are hereafter referred to collectively as the "Engage Agreements"); and

     WHEREAS, the Parties desire to amend and restate the Amended and Restated Agreement as provided hereunder with regard to certain terms in connection with the (i) true up of pricing between this Agreement and the Engage Agreements and
(ii) the further amendment and restatement of the Amended and Restated Agreement to revise certain terms and conditions permanently and to reflect the addition of a new unit (such new unit, Unit 9); and

     WHEREAS, the Parties desire that this Agreement shall supersede the Amended and Restated Agreement in its entirety.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, the Parties hereto agree as follows:

1.   Definitions and Interpretation
     ------------------------------

     (a)  Definitions. As used in this Agreement, (i) the terms set forth below
          -----------
in this Section 1(a) shall have the respective meanings so set forth, and (ii) the terms defined elsewhere in this Agreement shall have the meanings therein so specified irrespective of whether identified in this Section 1(a).

     "Affected Party" has the meaning set forth in Section 19(a) (Definition).

     "Affiliate" means, when used with respect to any Person, any Person controlling, controlled by or under common control with such Person. For the purposes of this definition, the term "controlling" (and, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession of the legal right to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or agency or otherwise.

     "Allowances" shall mean any allowances, credits, trading units ("ATUs"), allocations, or other comparable terms used to express and quantify regulated air pollutants.

     "Ancillary Services" has the meaning set forth in Section 9 (Ancillary Services).

     "Available" means a state in which the Facility has been Dispatched by Buyer and delivers all or a portion of the Electric Energy (or Seller provides an equivalent amount of Substitute Electric Energy) Dispatched by Buyer. If the Facility only delivers a portion of the Electric Energy Dispatched by Buyer for a given time period, the Facility shall be considered Available only to the extent of: (i) such delivery of Electric Energy from the Facility, or (ii) delivery of Substitute Electric Energy.

     "Balancing Gas Cost" shall mean the two (2) days later than the day of burn published price in Gas Daily, Daily Price Survey, Midpoint for Chicago-LDCs, large end users, flow days. In the event the price ceases to be published, a substitute index for spot gas prices shall be used.

     "Bankruptcy" means any case, action or proceeding under any bankruptcy, reorganization, debt arrangement, insolvency or receivership law or any dissolution or liquidation proceeding commenced by or against a Person and, if such case, action or proceeding is not commenced by such Person, such case or proceeding shall be consented to or acquiesced in by such Person or shall result in an order for relief or shall remain undismissed for ninety (90) days.

     "Business Day" means each weekday (Monday through Friday) except NERC Holidays.

     "Buyer Event of Default" has the meaning specified in Section 13(b) (Buyer Default).

         "Capacity" means the level of power output capability that is declared by Seller for the Committed Units and as may be tested from time to time and the capability to provide Substitute Electric Energy and to provide reliability in accordance with MAIN requirements.

         "Capacity Charge" means the rates per kW to be paid as listed in
Section 7(a) (Capacity Charge).

         "Capacity Payment" means, with respect to each Committed Unit for each month the product of (i) the Net Dependable Capacity of such Committed Unit, multiplied by (ii) the Capacity Charge for the applicable Month, except with regard to Units 1 and 2 during the True Up Period as provided in Appendix M (Unit 1 and 2 True Up).

         "ComEd" means Commonwealth Edison Company and its Affiliates and their successors and assigns.

         "ComEd System" means the electric transmission and distribution system owned by ComEd and its Affiliates, or their successors and assigns.

         "ComEd/Elwood Switchyard" means that switchyard that will be owned by ComEd that provides interconnection services to the Facility.

         "Committed Unit" means each of the combustion turbines of the Facility dedicated to this Agreement, i.e., numbers one (1), two (2), three (3), four
(4), and nine (9). Prior to the Engage Termination Date, Units 1 and 2 are Committed Units in the sense that they are subject to the Unit 1 and 2 True Up as set forth in Appendix M (Unit 1 and 2 True Up). After such date, Units 1 and 2 will be fully subject to this Agreement as Committed Units in the same manner as are Units 3, 4 and 9.

         "Compressor Wash" shall mean the period during which, pursuant to
Section 6(c)(iii) (Compressor Wash), a Committed Unit is shut down for a compressor wash. Such offline compressor washes shall be conducted after each period of approximately three hundred (300) hours of operation of a Committed Unit in accordance with Prudent Industry Practice.

         "Confidential Information" has the meaning specified in Section 17 (Confidentiality).

         "Contract Year" means, in the case of the first Contract Year, the period beginning on March 1, 2001 and ending on December 31, 2001, and for each Contract Year thereafter, the calendar year. For Unit 9, the first Contract Year shall begin on June 1, 2001 and end on December 31, 2001.

         "Critical Day" shall be defined per the tariff of the applicable utility or natural gas interstate pipeline.

         "Day Ahead Schedule" has the meaning set forth in Section 4(c)(i).

         "Default Rate" means (a) the "Prime Rate" as published from time to time in the "Money Rates" section of The Wall Street Journal, plus (b) 2.5% (250 basis points) per annum.

         "Design Limits" means, with respect to a Committed Unit, the items listed in Appendix A (Design Limits per Committed Unit).

         "Dispatch" means Buyer's rights to control the generating level of the Committed Unit(s) within and subject to the Design Limits and consistent with Prudent Utility Practice. Seller shall have the sole discretion as to (i) which Committed Units are operated to meet the Dispatch order or (ii) whether to meet such Dispatch order with delivery of Substitute Electric Energy.

         "Dispatch Cancellation Charges" shall mean the charges applicable for cancellation of a Dispatch order in accordance with Section 7(d) (Dispatch Cancellation Charges).

         "EO" means ComEd's Electric Operations Department.

         "Effective Date" means the date of this Agreement as shown in the preamble.

         "Electric Energy" means all electric energy output from the Committed Units (net of station service and auxiliaries) which, except as expressly provided in this Agreement, Seller shall sell and deliver to Buyer at the Point of Delivery pursuant to this Agreement, or sell and deliver to Engage for resale to Buyer at the Point of Delivery pursuant to the Engage Agreements for Units 1 and 2 during the True Up Period.

         "Elwood Energy Station" means the entire generating station owned by Seller (and its Affiliates) including all nine units.

         "Emergency Condition" means a condition or situation which (i) in the sole judgment of the Interconnected Utility presents an imminent physical threat of danger to life, or significant threat to health or property (including in the ComEd/Elwood Switchyard), (ii) in the sole judgment of the Interconnected Utility could cause a significant disruption on or significant damage to the Interconnected Utility's System (or any material portion thereof) or the transmission system of a third party (or any material portion thereof), (iii) in the sole judgment of Seller presents an imminent physical threat of danger to life, or significant threat to health or property (including in the ComEd/Elwood Switchyard) or (iv) in the sole judgment of Seller could cause significant damage to a Committed Unit (or any material portion thereof).

         "Energy Charge" means an amount determined under Section 7(b) (Energy Payments).

         "Energy Payment" means the product of the Energy Charge times the MWh of Electric Energy (or Substitute Electric Energy) as provided in Section 7(b) (Energy Payments), except with respect to Units 1 and 2 during the True Up Period as provided in Appendix M (Unit 1 and 2 True Up).

         "Engage" means Engage Energy America, LLC or its successors and assigns.

         "Engage PSA" means the Amended and Restated Power Sales Agreement between Seller and Engage dated as of November 10, 1999 governing Units 1 and 2.

         "Engage Agreements" means the Engage PSA and the Engage Resale PSA.

         "Engage Resale PSA" means the Amended and Restated Power Sales Agreement between Buyer and Engage, dated as of June 1, 1999 applicable to Units 1 and 2.

         "Engage Termination Date" means the earlier of January 1, 2005 or the termination of the Engage Agreements.

         "Equivalent Availability" or "EA" has the meaning set forth in Appendix E (Equivalent Availability).

         "Equivalent Availability Adjustment" or "EA Adjustment" has the meaning set forth in Section 7(f) (Equivalent Availability Adjustment) and Appendix E (Equivalent Availability).

         "Equivalent Forced Derated Hours" or "EFDH" is the product of Forced Derated Hours (FDH) and Size of Reduction divided by the Net Dependable Capacity
(NDC). EFDH are computed for each Forced Derating and then summed for the applicable period.

         "Escalation" means the adjustment of certain dollar figures in this Agreement effective each January 1, beginning January 1, 2002, by a factor equal to the percentage change in the Gross Domestic Product Implicit Price Deflator ("GDP-IPD") as published by the U.S. Department of Commerce. The change in GDP-IPD shall be calculated using "final" estimates, which are typically published in the GDP news release near the end of March, by dividing the 4th quarter index of the latest year by the fourth (4th) quarter index of the prior year, rounded to the nearest tenth of a percent. Because the publication is not available at January 1, true up adjustments shall be invoiced by Seller as soon as practical after publication to make the escalation effective January 1.

         "Excess Capacity" has the meaning set forth in Section 6(b)(ii) (Electric Energy Generation).

         "Facility" means the portion of Elwood Energy Station that is made up of the Committed Units 1, 2, 3, 4 and 9.

         "FERC" means the Federal Energy Regulatory Commission.

         "Force Majeure Event" has the meaning set forth in Section 19(a) (Definition).

         "Forced Derated Hours" ("FDH") and "Forced Outage Hours" ("FOH") are calculated over all applicable hours of a specific period, during which a Unit experiences a Forced Derating or Forced Outage, as applicable. They are calculated monthly in the Summer Months for each of the Summer Super Peak Hours, Summer Partial Peak Hours, Summer Non-Peak Hours, and seasonally for Non-Summer On-Peak Hours (as applicable).

         "Forced Derating" means an unplanned component failure (immediate, delayed, postponed) or other condition that prevents a Committed Unit from delivering a portion of Electric Energy as Dispatched by Buyer for a given time period, other than during time periods when (a) a Committed Unit is shut down for Compressor Washes, (b) Seller delivers Substitute Electric Energy (and to the extent of such delivery), (c) a Committed Unit is curtailed, interrupted, reduced or increased by the Interconnected Utility pursuant to Sections 6(d)(ii) or (iii) (Operating Characteristics), and (d) a Committed Unit is not Available as a result of a Force Majeure Event.

         "Forced Outage" means an unplanned component failure (immediate, delayed, postponed, Start-Up failure) or other condition that prevents a Committed Unit from delivering any Electric Energy as Dispatched by Buyer for a given time period, other than during time periods when (a) a Committed Unit is shut down for Compressor Washes, (b) Seller delivers Substitute Electric Energy (and to the extent of such delivery), (c) a Committed Unit is curtailed, interrupted, reduced or increased by the Interconnected Utility pursuant to Sections 6(d)(ii) or (iii) (Operating Characteristics), and (d) a Committed Unit is not Available as a result of a Force Majeure Event.

         "Fuel Adjustment Charges" has the meaning set forth in Section 7(e)(iii) (Increases to Non-Summer On-Peak Hours and Summer Non-Peak Hours).

         "Fuel Change Fee" has the meaning set forth in Section 7(e)(iv) (Decreases to Non-Summer On-Peak Hours and Summer Non-Peak Hours).

         "Fuel Charge" has the meaning set forth in Section 7(b) (Energy Payments).

         "Gas Cost" shall mean the Next Day Gas Cost, Balancing Gas Cost or the Intra-Day Gas Cost, whichever is applicable.

         "ISO" means any Person, other than ComEd, that becomes responsible as system operator for the Interconnected Utility System.

         "Imbalance Charge" means a charge for over-supply or under-supply generator imbalances of Electric Energy incurred pursuant to Schedule 4 of ComEd's (or any ISO's) Open Access Transmission Tariff or the Interconnection Agreement.

         "Integrated Hourly MWh" means the quotient of:

         (a) the sum during the hour of (i) the amount of MW delivered in accordance with this Agreement as recorded by the Revenue Meter during each recording period within the hour, multiplied by (ii) the length of time of the recording period in minutes, divided by

         (b)    sixty (60) minutes.

         "Interconnected Utility" means ComEd or its successors and assigns; such assigns may include an ISO operating a control area that includes the ComEd System.

         "Interconnected Utility System" means the electric transmission and distribution system owned by ComEd and its Affiliates, or their successors and assigns; such assigns may include assignment of operations to an ISO which shall then mean that Interconnected Utility System shall refer to the entire control area operated by such ISO, including what had been the ComEd System.

         "Interconnection Agreement" means the interconnection agreement agreed to and executed between the Interconnected Utility and Seller with respect to the Facility

         "Intra-Day Gas Cost" shall mean the Gas Cost that is the higher of the day of burn or next day after burn published price in Gas Daily, Daily Price Survey, Midpoint for Chicago-LDCs, large end users, flow day. In the event the price ceases to be published, a substitute index for next day scheduled spot gas prices shall be used.

         "Lenders" means with respect to any Person (i) any person or entity that, from time to time, has made loans to such Person, its permitted successors or permitted assigns for the financing or refinancing of the Facility or the marketing of the Electric Energy, Capacity or Ancillary Services of the Facility or which are secured by the Facility, (ii) any holder of indebtedness of such Person, (iii) any person or entity acting on behalf of such holder(s) to which any holders' rights under financing documents have been transferred, any trustee or agent on behalf of any such holders, or (iv) any Person who purchases the Facility in connection with a sale-leaseback or other lease arrangement in which the Seller is the lessee of the Facility pursuant to a net lease.

         "Liabilities" has the meaning set forth in Section 15
(Indemnification).

         "MAIN" means the Mid-America Interconnected Network.

         "Maintenance Outage" means the removal of a Committed Unit from service to perform work (other than a Compressor Wash) on specific components that can be deferred beyond the end of the next weekend, but requires the Committed Unit be removed from service before the next Planned Outage. Typically, Maintenance Outages may occur any time during the year, have flexible start dates, and may or may not have predetermined durations.

         "NERC" means the North American Electric Reliability Council.

         "NERC Holidays" means the days on which the following holidays are observed by NERC: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

         "Net Dependable Capacity" means the level of MW per Committed Unit, based upon demonstrated output (net of station service and auxiliaries) achieved during Capacity testing of such Committed Unit pursuant to Section 8(b) (Capacity Tests), adjusted by reference to the curves in Appendix F (Output Adjustment Curve) to conditions of 85(Degree) F and 60% relative humidity, at 610 feet above sea level, provided, however, that prior to the Unit 9 Commercial Operations Date, the Net Dependable Capacity of Unit 9 shall be deemed to be one hundred fifty-five (155) MW.

         "Next Day Gas Cost" shall mean the day of burn published price in Gas Daily, Daily Price Survey, Midpoint for Chicago-LDCs, large end users, flow days. In the event the price ceases to be published, a substitute index for spot gas prices shall be used.

         "Non-Summer Months" shall mean January through May and October through December of each Contract Year, with the following exceptions. For Contract Year 2001, Non-Summer Months shall mean March through May and October through December. For Unit 9 in Contract Year 2001, Non-Summer Months shall mean October through December.

         "Non-Summer Months Target EA" means ninety-three percent (93%) per season.

         "Non-Summer On-Peak Hours" means during the Non-Summer Months, the hour ending 0700 through the hour ending 2200, Monday through Friday, excluding Saturdays, Sundays, and NERC holidays.

         "Other Contract" has the meaning set forth in Section 23 (Entire Agreement and Amendments).

         "Period Hours" or "PH" means the total number of Summer Super Peak, Summer Partial Peak, Summer Non-Peak, or Non-Summer On-Peak Hours (as applicable) in each period.

         "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization, entity, government or other political subdivision.

         "Planned Outage" means the removal of a Committed Unit from service to perform work on specific components that is scheduled well in advance and has a predetermined start date and duration (e.g., annual overhaul, inspections or testing) as provided in Section 6(c)(i) (Planned Outages) and Appendix K (Planned Outages).

         "Point of Delivery" for Electric Energy and Substitute Electric Energy generated by a source within the Elwood Energy Station is the point of interconnection (as identified in Appendix L (Unit One-Line Diagram)) between the Facility and the Interconnected Utility System at the meter in the ComEd/Elwood Switchyard or at a mutually agreeable location for Substitute Electric Energy generated by a source other than the Elwood Energy Station.

     "Prudent Utility Practice" means any of the practices, methods and acts required or approved by any ISO or engaged in or approved by a significant portion of the electric utility industry in the geographic region covered by MAIN during the relevant time period, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. "Prudent Utility Practice" is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be acceptable practices, methods or acts generally accepted in the geographic region covered by MAIN.

     "Reliability Bonus" shall have the meaning provided for such term in Appendix J (Reliability Bonus).

     "Reliability Bonus Period" has the meaning set forth in Appendix J (Reliability Bonus).

     "Requirement of Law" means any federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any federal, state, local or other governmental authority or regulatory body (including those pertaining to electrical, building, zoning, environmental and occupational safety and health requirements).

     "Revenue Meter" means the meter which measures power flow into the main step up transformer of each Committed Unit at a point after auxiliary loads are withdrawn from the bus.

     "Seller Event of Default" has the meaning specified in Section 13(a) (Seller Default).

     "Site" means the real property on which the Committed Units are located.

     "Size of Reduction" shall have the following meaning. The "Size of Reduction" for a Forced Derating shall be determined by Seller and shall be based upon observed output of a typical unit having the same equipment problems under similar operating and environmental conditions. Buyer may request Seller to justify the size of the reduction through provision of reasonably available historical operating records in support of Seller's selection of the Size of Reduction

     "Start-Up" means the normal sequence of events, beginning with the cranking process, in order to initiate the generation of Electric Energy by a Committed Unit pursuant to a Dispatch Order from Buyer (not including a restart during the current Dispatch schedule after a Committed Unit's trip after a Successful Start-Up).

     "Start-Up Charge" has the meaning set forth in Section 7(c) (Start-Up Charge).

     "Substitute Electric Energy" means electric energy sold and delivered by Seller to Buyer under this Agreement from sources other than a Committed Unit.

     "Successful Start-Up" means a Start-Up after which the applicable Committed Unit achieves the Dispatched generation level for a minimum of four (4) hours during any day's Dispatch period, provided such hours do not have to be consecutive.

     "Summer Months" shall mean June through September.

     "Summer Months Target EA" means ninety-seven percent (97%) per month for Summer On-Peak Hours and ninety-seven percent (97%) per month for Summer Non-Peak Hours.

     "Summer Non-Peak Hours" shall mean all hours during the Summer Months that are not Summer On-Peak Hours, excluding Saturdays, Sundays, and NERC Holidays.

     "Summer On-Peak Days" shall mean Monday through Friday, excluding Saturdays, Sundays and NERC holidays in the Summer Months.

     "Summer On-Peak Hours" shall mean the hour ending 0700 through the hour ending 2200 Monday through Friday, excluding NERC Holidays.

     "Summer Partial Peak Hours" means, during the Summer Months, the hour ending 0700 through the hour ending 1100 and the hour ending 2000 through the hour ending 2200 Monday through Friday, excluding NERC Holidays.

     "Summer Super Peak Hours" means, during the Summer Months, the hour ending 1200 through the hour ending 1900 Monday through Friday, excluding NERC Holidays.

     "Target EA" means the Summer Months Target EA or the Non-Summer Months Target EA, or both, as applicable.

     "Term" has the meaning specified in Section 2 (Term).

     "Termination Date" means the earlier of (i) December 31, 2012, or (ii) the date on which this Agreement is terminated by a Party, pursuant to its terms.

     "Transmission Easement" means the easement granting the Interconnected Utility rights to install transmission facilities on the property of Seller.

     "True Up Period" means, as to Units 1 and 2, the period prior to the Engage Termination Date during which such Units are subject to the Unit 1 and 2 True Up.

     "Units 1 and 2" shall mean the units of the Facility under contract under the Engage Agreements which are subject to the Unit 1 and 2 True Up and are under the control of Buyer.

     "Units 1 and 2 True Up" has the meaning set forth in Appendix M (Unit 1 and 2 True Up).

     "Unit 9 Commercial Operations Date" means the date on which Seller achieves the conditions of the commercial operations date as set forth in Section 8(a) (Delayed Unit 9 Commercial Operations Date).

     "Unit 9 Test Power Agreement" means the agreement attached hereto as Appendix G (Unit 9 Test Power Agreement).

     "Variable O&M Charge" shall have the meaning set forth in Section 7(b) (Energy Payments).

     (b)  Interpretation. In this Agreement, unless a clear contrary intention
          --------------
appears:

          (i)     the singular number includes the plural number and vice versa;

          (ii) reference to any Person includes such Person's successors and assigns but, in the case of a Party, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

          (iii)   reference to any gender includes the other;

          (iv) reference to any agreement (including this Agreement), document, instrument or tariff means such agreement, document, instrument or tariff as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof;

          (v) reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including, if applicable, rules and regulations promulgated thereunder;

          (vi) reference to any Section, Schedule or Appendix means such Section of this Agreement, such Schedule of this Agreement, or such Appendix to this Agreement, as the case may be, and references in any Section or definition to any clause means such clause of such Section or definition;

          (vii) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof or thereof;

          (viii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

          (ix) relative to the determination of any period of time, "from" means "from and including", "to" means "to but excluding" and "through" means "through and including"; and

          (x) reference to time shall always refer to Central Prevailing Time as in effect in Elwood, Illinois.

     (c)  Legal Representation of Parties. This Agreement was negotiated by the
          -------------------------------
Parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party shall not apply to any construction or interpretation hereof or thereof.

     (d)  Titles and Headings. Section, Schedule, and Appendix titles and
          -------------------
headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

     (e)  Sample Calculations. Examples of calculations of various items under
          -------------------
this Agreement are contained in the Schedules.

     (f)  Appendices. This Agreement includes the following Appendices annexed
          ----------
hereto and any reference in this Agreement to an "Appendix" by letter designation or title shall mean the one of the following so indicated and such reference shall incorporate such Appendix into this Agreement.

     Appendix A - Design Limits per Committed Unit (including Schedule A-1)

     Appendix B - MAIN Guide Number 3

     Appendix C - Communications

     Appendix D - Operations Reporting Forms

     Appendix E - Equivalent Availability (including Schedules E-1, E-2, E-3 and E-4)

     Appendix F - Output Adjustment Curve

     Appendix G - Unit 9 Test Power Agreement

     Appendix H - Form of Opinion

     Appendix I - Delay Liquidated Damages for Unit 9

     Appendix J - Reliability Bonus

     Appendix K - Planned Outages

     Appendix L - Unit One-Line Diagram

     Appendix M - Unit 1 and 2 True Up (Including Schedule M-1)

     (g)  Conflicts in Documentation. Each Party acknowledges that it has
          --------------------------
reviewed this Agreement and all of the Appendices to this Agreement and to the best of its knowledge, there is no conflict between Sections 1-23 of this Agreement and the Appendices or among the Appendices. Each Party acknowledges that it is relying on the other Party's determination that there is no such conflict. Each Party shall promptly notify the other Party in writing of any apparent conflict or inconsistency among any of the Appendices to this Agreement. If there is any conflict between Sections 1-23 of this Agreement and the Appendices, Sections 1-23 of this Agreement shall be deemed controlling, and any conflict between the Appendices shall be resolved in the following priority:
A (Design Limits per Committed Unit), E (Equivalent Availability), F (Output Adjustment Curve), M (Unit 1 and 2 True Up) and the remaining Appendices in the order in which they appear.

2.   Term
     ----

     This Agreement shall have a term (the "Term") commencing on the Effective Date and ending on the Termination Date. The provisions of Section 1 (Definitions and Interpretation), Section 6(f) (Fuel and Emissions), Section 6(g) (Records), Section 10 (Limitation of Liability and Exclusive Remedies),
Section 11 (Disagreements), Section 13 (Default, Termination and Remedies),
Section 15 (Indemnification), Section 17 (Confidentiality), Section 18 (Governing Law), Section 22 (Miscellaneous Provisions), and Section 23 (Entire Agreement and Amendments) shall survive the Termination Date of this Agreement.

3.   Generating Capacity
     -------------------

     Subject to the terms and conditions of this Agreement, Seller shall, consistent with Prudent Utility Practice, cause the aggregate peak Capacity of all Committed Units during a Contract Year to be not less than the sum of the Net Dependable Capacities for such Committed Units for such Contract Year.

4.   Electric Energy Supply
     ----------------------

     (a)  Supply. Subject to the terms and conditions of this Agreement, Seller
          ------
shall make available at the Point of Delivery to Buyer for delivery and sale (or during the True Up Period, delivery and sale to Engage for resale to Buyer of Electric Energy Dispatched by Buyer), and Buyer shall receive and purchase from Seller (or during the True Up Period, from Engage, Energy Dispatched by Buyer) at the Point of Delivery, Electric Energy as Dispatched by Buyer. Buyer shall not be obligated to receive or purchase any Electric Energy from Seller except such Electric Energy as is Dispatched by Buyer pursuant to Section 4(b) (Dispatch). Seller shall not operate a Committed Unit (including Units 1 and 2 during the True Up Period) except in response to a Dispatch order from Buyer other than (i) for testing purposes prior to the Unit 9 Commercial Operations Date pursuant to Section 8(c) (Start-Up, Test and Pre-COD Power from Unit 9) and other testing pursuant to Section 8(b) (Capacity Tests), (ii) for Seller's rights to sell to third parties pursuant to Section 13(c)(ii) (Remedies), and
(iii) as a result of instructions from
the Interconnected Utility pursuant to Section 6(d)(ii) (Operating Characteristics) and the Interconnection Agreement. Notwithstanding the above, if a Committed Unit is operating as expressly permitted hereunder, Seller may consume electric energy from that Committed Unit for station service and auxiliaries (including Start-Up of other units at the Facility). Seller shall have the sole discretion as to (i) which Committed Units are operated to meet the Dispatch order or (ii) whether to meet such Dispatch order with delivery of Substitute Electric Energy. Buyer must accept all Substitute Electric Energy delivered from within the Elwood Energy Station. Buyer shall only be obligated to accept Substitute Electric Energy from outside the Elwood Energy Station if it is delivered in accordance with Section 6(e) (Substitute Electric Energy).

     (b)  Dispatch. Buyer may Dispatch the delivery of Electric Energy from the
          --------
Committed Units in accordance with the provisions set forth in Appendices A (Design Limits per Committed Unit), C (Communications) and E (Equivalent Availability) at a rate up to the aggregate Net Dependable Capacity of the Committed Units. Buyer's Dispatch order shall specify the number of Committed Units to be operated and the operating level for each Committed Unit, but shall not specify particular Committed Units. Notwithstanding the above, except to the extent Seller has notified Buyer that Seller has arranged for delivery of Substitute Electric Energy and Capacity consistent with the terms of this Agreement, Buyer shall not Dispatch a Committed Unit (1) during any Planned Outage, Maintenance Outage, period during which the circumstances of Sections 6(d)(ii) or (iii) (Operating Characteristics) apply, or period of a Force Majeure Event (to the extent the Planned Outage, Maintenance Outage, circumstances of Sections 6(d)(ii) or (iii) or Force Majeure Event causes the level at which a Committed Unit is Available to be less than the Net Dependable Capacity) or (2) during any other period when Buyer is expressly prohibited from doing so under the provisions of this Agreement.

     (c)  Operating Notifications
          -----------------------

          (i)     Day Ahead Schedule. Not later than 0830 each day Buyer shall
                  ------------------
     provide to Seller estimates of its requirements, on an hour by hour basis, for Electric Energy and Start-Ups for the following day. In the event the estimates accurately reflect the actual Dispatches and Start-Ups for the following day, the Gas Cost for such day will be the Next Day Gas Cost.

          (ii)    Availability Notification. Seller shall, by noon each day,
                  -------------------------
     inform Buyer of the estimated Capacity (taking into account the effect of any expected deratings) that will be available to Buyer for the following three (3) days. These estimates shall not be binding upon Seller and Seller may subsequently alter its estimates. Seller shall advise Buyer of any changes in its estimated Capacity as soon as practicable.

          (iii)   Mandatory Notification Obligation. Mandatory minimum
                  ---------------------------------
     notification periods for the Dispatch of each Committed Unit are set forth in Appendix A (Design Limits per Committed Unit).

     (d)  Point of Sale. The point where sale of Electric Energy and Substitute
          -------------
Electric Energy will take place and where title to and risk of loss with respect to, such Electric Energy and Substitute Electric Energy shall transfer to Buyer is at the Point of Delivery. Buyer shall be responsible for any transmission costs beyond the Point of Delivery.

     (e)  Communications. The Parties have developed mutually acceptable
          --------------
procedures for communications between Seller's control room and the EO Dispatch center included herewith as Appendix C (Communications) to this Agreement. The Parties have also developed several mutually acceptable day-to-day operational reporting forms, (i.e., Dispatch Order, Availability, and Change in Unit Status Reports) included herewith as Appendix D (Operations Reporting Forms). The actual language in these forms may change over time to reflect both technological and communicational improvements; all such changes will be agreed to by both Parties prior to inclusion and will in no way contradict or compromise the current economic parameters set forth in this Agreement. Buyer has also expressed interest in a "Ring Down" telecommunications arrangement between Seller's control room, the EO Dispatch center, and Buyer's trading floor. Should such an arrangement be feasible Buyer has agreed to bear any and all costs associated with the implementation and operations of such communication.

5.   Metering; Billing; Payment
     --------------------------

     (a)  Metering.
          --------

          (i) All Electric Energy delivered by Seller to Buyer from the Committed Units under this Agreement shall be metered by the Revenue Meters and the readings therefrom shall be adjusted for calculated transformer and transmission line losses between the Revenue Meters and the Point of Delivery in accordance with industry standards consistently applied. The Energy Charge for which Buyer will be billed also will be net of an adjustment for the value of the amount of electricity consumed by other non-operating units at the Facility during the billing period to yield the "billable generation" for the billing period calculated as described below. To establish the value of kilowatt hours of electricity provided by a Committed Unit and consumed by other non-operating units for a billing period, the total for each billing period of electricity consumed by each unit at the Facility will be determined from the individual unit meter readings using each Committed Unit's Revenue Meter which will then be summed for all Committed Units as applicable. From this sum, the total monthly electricity delivered by the Interconnected Utility (as determined from the Interconnected Utility's revenue meter in the ComEd/Elwood Switchyard) will be subtracted yielding an aggregate total of the electricity consumed by all the units that had been generated by one or more other units at the Facility. This amount will then be multiplied by the ratio of the total operating hours of a given Committed Unit and the total operating hours of all units. This product will represent the electricity generated by a given Committed Unit and consumed by other non-operating units, and will represent the "non-billable generation" per unit. The non-billable generation for a Committed Unit will be multiplied by the weighted average $/MWh rate for all generation from such Committed Unit in the applicable month pursuant to Section 7(b) (Energy Payments). This value for non-billable generation will be subtracted from the Energy Charge calculated from the reading of the Revenue Meter for a particular Committed Unit for billing purposes for the billing period. Nothing contained herein shall affect the existence or effectiveness of the Engage Agreements.

     THE FOLLOWING DEMONSTRATES THE CALCULATION METHODOLOGY AND IS FOR EXAMPLE PURPOSES ONLY:

     Total Electricity generated Unit 1 = 30,000 MWh

     Total Electricity generated Unit 2 = 22,500 MWh

     Total Electricity generated Unit 3 = 15,000 MWh

     Total Electricity generated Unit 4 =      0 MWh

     Total electricity consumed Unit 1 = 20,000 kWh

     Total electricity consumed Unit 2 = 30,000 kWh

     Total electricity consumed Unit 3 = 15,000 kWh

     Total electricity consumed Unit 4 =  1,000 kWh

     Total electricity consumed All Units = 20,000 + 30,000 + 15,000 + 1,000 = 66,000 kWh

     Total electricity delivered by the Interconnected Utility = 30,000 kWh

     Total electricity consumed at the Facility generated by the Facility = 66,000 - 30,000 = 36,000 kWh

     Unit 1 Monthly Operating Hours = 200

     Unit 2 Monthly Operating Hours = 150

     Unit 3 Monthly Operating Hours = 100

     Unit 4 Monthly Operating Hours =   0

     Total Operating Hours = 200 + 150 + 100 + 0 = 450 hours

CALCULATION:    (PRICING USED BELOW FOR EXAMPLE PURPOSES ONLY)

     Unit 1 non-billable generation = (200/450) (36,000) = 16,000 kWh  (16 MWh)

     Unit 2 non-billable generation = (150/450) (36,000) = 12,000 kWh  (12 MWh)

     Unit 3 non-billable generation = (100/450) (36,000) = 8,000 kWh    (8 MWh)

     Unit 4 non-billable generation = (0/450) (36,000) = 0 kWh

     Average $/MWh for Unit 1  =   $32/MWh
     Therefore the Energy Charge for Unit 1 = [(30,000) (32) - (16) (32)] = $959,488

     Average $/MWh for Unit 2   =       $30/MWh
     Therefore the Energy Charge for Unit 2 = [(22,500) (30) - (12) (30)] = $674,640

     Average $/MWh for Unit 3   =       $31/MWh
     Therefore the Energy Charge for Unit 3 = [(15,000) (31) - (8) (31)] = $464,752

     Average $/MWh for Unit 4   =       $0
     Therefore the Energy Charge for Unit 4 = (0)

          (ii) The Revenue Meters shall be tested by the Parties at least once each year at Seller's expense and at any other reasonable time upon request by either Party, at the requesting Party's expense. Seller shall give Buyer at least fourteen (14) days notice of any testing of the Revenue Meters and Buyer shall have the right to be present during all testing and shall be furnished all testing results on a timely basis.

          (iii) If testing of the Revenue Meters indicates that an inaccuracy of more than +/-0.5% in measurement of Electric Energy has occurred, the affected Revenue Meter shall be recalibrated promptly to register accurately within the Revenue Meter manufacturer stated tolerances. Each Party shall comply with any reasonable request of the other concerning the sealing of meters, the presence of a representative of the other Party when the seals are broken and the tests are made, and other matters affecting the accuracy of the measurement of Electric Energy delivered from the Committed Units. If either Party believes that there has been a meter failure or stoppage, it shall immediately notify the other Party.

          (iv) If, for any reason, any Revenue Meter is out of service or out of repair so that the amount of Electric Energy delivered cannot be ascertained or computed from the readings thereof, the Electric Energy delivered during the period of such outage shall be estimated and agreed upon by the Parties hereto upon the basis of the best data available, and any failure to agree shall be subject to resolution in accordance with
     Section 11 (Disagreements).

          (v) Each Party (and its representative(s)) has the right, at its sole expense, upon reasonable notice and during normal working hours, to examine the records of the other Party to the extent reasonably necessary to verify the accuracy of any statement, charge or computation relating to the output of Electric Energy. If requested, a Party shall provide to the other Party statements evidencing the amounts of Electric Energy delivered at the Point of Delivery.

     (b)  Billing. As soon as practicable after the end of each calendar month
          -------
during the Term and after the Termination Date, Seller shall render a statement to Buyer for the amounts due in respect of such month or such period of time through the Termination Date under Section 7 (Compensation), which statement shall contain reasonable detail showing the manner in which the applicable charges were determined.

     Billings for Electric Energy shall be based on Revenue Meter information or, in the event Section 5(a)(iv) (Metering) is applicable, the best available data. The amount due to Seller as shown on any such monthly statement rendered by Seller shall be paid by Buyer by electronic wire transfer to an account specified by Seller within fifteen (15) Business Days after the date such statement is received by Buyer. Any amount not paid by Buyer when due shall bear interest at the Default Rate from the date that the payment was due until the date payment by Buyer is made.

     Amounts due to Buyer as a result of Unit 9 not achieving the Unit 9 Commercial Operations Date until after June 1, 2001 pursuant to Section 8(a) (Delayed Unit 9 Commercial Operations Date) shall be offset against other payments due from Buyer on a monthly basis. Any amounts due to Buyer as a result of the Equivalent Availability Adjustment pursuant to Section 7(f) (Equivalent Availability Adjustment) shall be offset against other payments due from Buyer as provided in Section 7(f). If Buyer has made Capacity Payments for a period during which its obligation to make Capacity Payments has been relieved pursuant to Section 19(f)(ii) (Payment of Monthly Capacity Charge), Buyer shall be entitled to set off any such amounts against future payments. If, at the end of the Term, there is any outstanding balance due to Buyer, Seller will pay Buyer within thirty (30) days of invoice up to the limits of liability set forth in Appendix E (Equivalent Availability) and Section 8(a) (Delayed Unit 9 Commercial Operations Date).

     (c)  Billing Disputes.
          ----------------

          (i) If Buyer questions or contests any amount claimed by Seller to be due under Section 7 (Compensation) of this Agreement, Buyer shall make such payment under protest and thereafter shall be reimbursed by Seller for any amount in error after resolution of the dispute in accordance with
     Section 5(c)(ii) (Billing Disputes).

          (ii) In the event that Buyer, by timely notice to Seller, questions or contests the correctness of any charge or payment claimed to be due by Seller, Seller shall promptly review the questioned charge or payment and shall notify Buyer, within fifteen (15) Business Days following receipt by Seller of such notice from Buyer, of the amount of any error and the amount of any reimbursement that Buyer is entitled to receive in respect of such alleged error. Any disputes not resolved within fifteen (15) Business Days after Seller's receipt of notice from Buyer shall be resolved in accordance with

     Section 11 (Disagreements). Upon determination of the correct amount of any reimbursement, such amount shall be promptly paid by Seller.

          (iii) Reimbursements made by Seller to Buyer under this Section 5(c) (Billing Disputes) shall include interest from the date the original payment was made until the date such reimbursement together with interest is made, which interest shall accrue at the Default Rate.

6.   Operation of Committed Units
     ----------------------------

     (a)  Standard of Operation. Consistent with Prudent Utility Practice,
          ---------------------
Seller shall operate each Committed Unit in accordance with (i) the practices, methods, acts, guidelines, standards and criteria of MAIN, NERC, any ISO and any successors to the functions thereof; (ii) the requirements of the Interconnection Agreement; and (iii) all applicable Requirements of Law. Seller will obtain all certifications, permits, licenses and approvals necessary to operate and maintain each Committed Unit and to perform its obligations under this Agreement during the Term.

     (b)  Electric Energy Generation.
          --------------------------

          (i) Except as otherwise provided in Section 13(c)(ii) (Remedies), during a Contract Year, Buyer shall have the exclusive right to receive and purchase all electricity (net of station service and auxiliaries) and Ancillary Services generated by each Committed Unit in such Contract Year, provided that if Unit 9 achieves the Unit 9 Commercial Operations Date prior to June 1, 2001, Seller shall be entitled to sell energy and capacity from Unit 9 to third parties until June 1, 2001.

          (ii) Buyer acknowledges that each Committed Unit may have a load capability that is higher than its Net Dependable Capacity but that Seller will not operate the Committed Units at such levels under normal conditions. If Buyer desires to operate a Committed Unit such that it shall have Capacity in excess of its Net Dependable Capacity ("Excess Capacity"), Buyer shall request such Excess Capacity and associated Electric Energy and Ancillary Services from Seller at mutually agreeable prices. Notwithstanding the above, Seller shall be under no obligation to generate or sell Excess Capacity.

          (iii) Testing and commissioning of Unit 9 in its first Contract Year may require Seller to operate Unit 9 up to one hundred (100) hours prior to the anticipated Unit 9 Commercial Operations Date of June 1, 2001. These operation hours will count towards the one thousand five hundred (1500) hours per year operating limit set forth in Appendix A (Design Limits per Committed Unit) for the first Contract Year for Unit 9. Regardless of the quantity of hours of testing prior to the Unit 9 Commercial Operations Date performed by Seller for Unit 9, Buyer shall be entitled to one thousand four hundred (1400) Dispatched hours for Unit 9 in the first Contract Year.

     (c)  Outages.
          -------

          (i)     Planned Outages. No later than September 30 of each Contract
                  ---------------
     Year (commencing with 2001), Seller shall submit to Buyer a proposed schedule of Planned Outages scheduled by Seller for the following Contract Year for the Committed Units, which schedule shall be updated by Seller by each March 30 and September 30 thereafter to cover the twelve (12) month period following each such update; provided, however, that no Planned Outage may be scheduled to cover any portion of the month of May or a Summer Month. Such schedule, and each supplement thereto, shall indicate the planned start and completion dates for each Planned Outage during the period covered thereby and the amount of the Net Dependable Capacity of a Committed Unit that will be affected. Within thirty (30) days of receipt of such schedule or any supplement thereto, Buyer may request reasonable modifications in the Planned Outage schedule contained therein. Both parties agree to use reasonable efforts to develop a mutually acceptable final schedule for such Planned Outages. No change shall be made by Seller to any Planned Outage schedule less than six (6) months prior to the start of such Planned Outage without the agreement of Buyer, such agreement not to be unreasonably withheld or delayed. If within six (6) months prior to the scheduled start of a Planned Outage, Buyer desires to change the scheduled start or duration of such Planned Outage, Buyer shall notify Seller of Buyer's requested change and Seller shall use reasonable efforts to accommodate Buyer's requested change. Seller may propose compensation from Buyer to Seller for such change. Buyer shall then have the right to either direct such change and pay Seller such compensation, or withdraw the request for such change. At least one (1) week prior to any Planned Outage, Seller shall orally notify Buyer of the expected start date of such Planned Outage, the amount of Capacity at the Committed Units which will not be available to Buyer during such Planned Outage, and the expected completion date of such Planned Outage. Seller shall orally notify Buyer of any subsequent changes in such Capacity not available or any subsequent changes in the Planned Outage completion date. As soon as practicable, all such oral notifications shall be confirmed in writing.

          (ii)    Maintenance Outages. To the extent that during any Contract
                  -------------------
     Year Seller needs to schedule a Maintenance Outage of a Committed Unit, Seller shall notify Buyer of such proposed Maintenance Outage and the Parties shall plan such outage of Capacity to mutually accommodate the reasonable requirements of Seller and service obligations of Buyer. Notice of a proposed Maintenance Outage shall include the expected start date of the outage, the amount of Net Dependable Capacity of a Committed Unit that will not be Available and the expected completion date of the outage, and shall be given to Buyer at the time the need for the Maintenance Outage is determined by Seller. Buyer shall promptly respond to such notice and may request reasonable modifications in the schedule for the outage. Seller shall use all reasonable efforts to comply with such a request to reschedule a Maintenance Outage, provided that it may do so in accordance with the Design Limits and Prudent Utility Practice as such practice relates solely to Seller's operation of the Facility. Seller shall notify Buyer of any subsequent changes in such generating capacity not Available to Buyer or any subsequent changes in such Maintenance Outage completion date. As soon as practicable, any such notifications given orally shall be confirmed in writing.

               (iii)  Compressor Wash. Buyer shall permit Seller to shut down
                      ---------------
         each Committed Unit (either at the same time or at different times) for a Compressor Wash at a mutually agreeable time, approximately once per month in the Summer Months. Seller shall provide Buyer with notice of an anticipated time for a Compressor Wash. Buyer acknowledges that Seller expects generally to perform a Compressor Wash once per month per Committed Unit, and in the event that Buyer's Dispatch does not so permit, Buyer agrees that Buyer must permit Seller to perform a Compressor Wash on a Committed Unit not later than six (6) weeks from the last Compressor Wash performed on such Committed Unit during the Summer Months. Such Compressor Wash requires that the Committed Unit be off-line for an eighteen (18) hour cool down period prior to the start of such Compressor Wash. Seller agrees that at any time during such cool down period, Buyer may interrupt such cool down, Dispatch the Committed Unit on-line and reschedule the cool down and Compressor Wash at a mutually agreeable time. Buyer agrees that once the actual Compressor Wash begins, the Compressor Wash must be completed without interruption and that Buyer cannot Dispatch the Committed Unit on-line until such Compressor Wash is completed. The lesser of five (5) hours or actual Compressor Wash time per such shut down per Committed Unit will not count as Forced Outage or Maintenance Outage time for calculation of the EA. Unless interrupted by Seller, no cool down time will count as Forced Outage or Maintenance Outage time for calculation of EA, regardless of the number of hours or times that such cool down time has been interrupted and restarted.

               (iv)   Forced Outages. Seller shall promptly provide to Buyer an
                      --------------
         oral report of any Forced Outage or Forced Deratings of the Committed Units, which report shall include the amount of the Net Dependable Capacity of the Committed Units that will not be Available because of such Forced Outage or Forced Derating and the expected return date of such Capacity, and shall update such report as necessary to advise Buyer of changed circumstances. As soon as practicable, all such oral reports shall be confirmed in writing.

               (v)    Information Related to Outages. In addition to the
                      ------------------------------
         foregoing, Seller shall provide to Buyer information relating to outages of Capacity at the Committed Units which could affect Seller's ability to deliver Electric Energy from such Units.

         (d)   Operating Characteristics.
               -------------------------

               (i) The operating characteristics of each Committed Unit shall be consistent with the Design Limits for such Committed Unit set forth in Appendix A (Design Limits per Committed Unit) unless otherwise mutually agreed by the Parties. Any changes to such operating characteristics, which may affect the delivery of Electric Energy pursuant to this Agreement, must be agreed upon by the Parties.

               (ii) Buyer understands that Seller may be required to increase, reduce, curtail or interrupt electrical generation at the Committed Units in accordance with Prudent

     Utility Practice or take other appropriate action in accordance with the applicable provisions of the Interconnection Agreement which in the reasonable judgment of the Interconnected Utility may be necessary to operate, maintain and protect the Interconnected Utility System or the transmission system of another Person during an Emergency Condition or in the reasonable judgment of Seller may be necessary to operate, maintain and protect the Committed Units during an Emergency Condition. For purposes of calculating the EA, the Committed Units shall be considered Available during any such increase, reduction, curtailment, or interruption, unless the order to increase, reduce, curtail or interrupt generation at the Committed Units or the Emergency Condition is caused by an action taken by Seller or a condition on Seller's side of the Point of Delivery,

          (iii) Buyer acknowledges that other conditions on the Interconnected Utility System (for example, transmission outages or interruptions) may impact Seller's ability to deliver Electric Energy into the Interconnected Utility System, other than a condition caused by Seller, at the Point of Delivery. For purposes of calculating the EA, the Committed Units shall be considered Available during any time that the Committed Units would have been actually Available but for conditions (including, for example, transmission outages or interruptions) on the Interconnected Utility System.

     (e)  Substitute Electric Energy. At any time, subject to mutual agreement
          --------------------------
on a Point of Delivery if generated by a source outside the Elwood Energy Station, Seller may, at no additional cost to Buyer, make Substitute Electric Energy and the corresponding level of Capacity available to Buyer at the Point of Delivery. Seller may make Substitute Electric Energy available for the same scheduled period only if Seller also provides firm transmission from source to the applicable Point of Delivery at no additional cost to Buyer if such Substitute Electric Energy is generated by a source outside the Elwood Energy Station. To the extent Seller provides Substitute Electric Energy, the Committed Units shall be considered Available for purposes of calculation of the EA. Notwithstanding the above, Seller is not obligated to provide Substitute Electric Energy to Buyer at any time. In addition, Seller's delivery of Substitute Electric Energy shall be included in any determination as to whether Seller is entitled to a bonus (or the amount thereof) to be earned pursuant to the calculations in Appendices E (Equivalent Availability) and J (Reliability Bonus).

     (f)  Fuel and Emissions.
          ------------------

          (i) Any emission allowances, credits or authorizations of any kind ("Allowances") allocated from time to time to the Seller by any state or federal governmental entity for the Committed Units pursuant to any state, regional or national program for the reduction of emissions of air pollutants of any kind that applies to the Committed Units and similarly situated units that are like the Committed Units ("Allowance Budget Program"), including NOx, SO2, mercury, carbon or other greenhouse gases, whether such program now exists or is hereafter established, and including, without limitation, the NOx Budget program being developed for the State of Illinois and commonly referred to as "Subpart W," to respond to Illinois' obligations under what is commonly called the U.S. EPA's "NOx SIP Call," will be used by Seller to support generation under this Agreement (and generation of Electric Energy by Units 1 and 2 under the Engage Agreements during the True-Up Period)

          (ii) To the extent that the number of Allowances necessary to meet Buyer's Dispatch orders with regard to the Committed Units under any Allowance Budget Program exceeds the amount of NO\\x\\ and/or SO\\2\\ allowances (the "NO\\x\\-SO\\2\\ Allowances") allocated to the Seller for such Committed Units, Buyer shall provide the NO\\x\\-SO\\2\\ Allowances at such time and in such manner and form as are required for Seller to meet its compliance obligations with respect to such allowances under the applicable Allowance Budget Program and at no cost to Seller .

          (iii) In the event that Buyer fails to supply the NO\\x\\-SO\\2\\ Allowances in accordance with this Section 6(f), Buyer shall indemnify and hold harmless the Seller, its officers and directors, employees and agents against all losses, claims, damages, liabilities, penalties, fines, forfeitures, obligations, payments, costs and expenses incurred by it resulting from or arising out of Buyer's failure to provide the NO\\x\\-SO\\2\\ Allowances to Seller as required under this Agreement.

          (iv) If taxes, fees, assessments or charges are assessed by any governmental entity against emissions of air pollutants or the consumption of fossil fuels for electric generation pursuant to any state, regional or national program that applies to the Committed Units and similarly situated units that are like the Committed Units, or if obligations are imposed upon the Committed Units pursuant to any state, regional or national program for the reduction in the emissions of air pollutants of any kind that applies to the Committed Units and similarly situated units that are like the Committed Units pursuant to the Allowances Budget Program other than the NO\\x\\-SO\\2\\ Allowances, or which are not an Allowance Budget Program ("New Air Emission Programs"), Buyer shall be responsible, subject to the limitations in Section 6(f)(v) below, for compliance with the New Air Emission Programs to the extent incurred by Seller in meeting is generation obligations under this Agreement (and generation of Electric Energy by Units 1 and 2 under the Engage Agreements during the True Up Period), provided that Seller meets its obligations to develop and implement a "Compliance Plan," as provided below.

          (v) Once any New Air Emissions Program takes effect, the Parties shall use reasonable efforts to develop and implement a mutually acceptable compliance plan consistent with the terms of this subparagraph to minimize the costs associated with the implementation of such New Air Emissions Programs (the "Compliance Plan"). Buyer agrees that it shall pay for all costs incurred by Seller to comply with each such Compliance Plan up to an annual, aggregate cost to buyer for all Compliance Plans of five hundred sixty-two thousand dollars ($562,000) in 2001 dollars, adjusted for Escalation after 2001 (the "Pass Through Cap Amount"). If the Compliance Plan would result in annual costs to Buyer in excess of the Pass Through Cap Amount, Seller may elect to absorb such costs or ask that Buyer pay such costs. If Seller elects to ask Buyer to pay such costs, Buyer shall have the option to (i) pay such costs above the Pass Through Cap Amount, (ii) terminate this Agreement without any further liability or (iii) reopen the pricing under this Agreement subject to Section 11 (Disagreements). Such Compliance Plan shall be based on the following principles:

               (A) the Compliance Plan shall be implemented upon passage of final regulations, and the Parties shall agree as to when costs should be incurred in order to meet a compliance deadline;

               (B) the emission benefits and costs related to any such Compliance Plan shall be allocated pro-rata among the Elwood Energy Station (including the Committed Units and uncommitted units), regardless of the nature of the implementation plan; thus, for example, the Parties may agree to have one
(1) Committed Unit modified in order for all units to be environmentally compliant, and the costs related thereto shall be allocated proportionately among all the units. Buyer's payment would have the components of capital, fixed O&M, and variable O&M. Buyer's capital payment portion would be equal to:

          ICC = ICRP + IF + IV
          where:
          ICC = Increased Compliance Cost

          ICRP = (I\\c\\ *PF)/12

          where:
          I\\c\\ = Total capital cost includes equipment, installation, overhead and interest during construction (IDC), IDC will be calculated at LIBOR, the London Interbank Offered Rates as reported from time to time in the Money Rates section of the Wall Street Journal, at the "In service date" plus .5%
          PF = Payment Factor - [(1+wacc)/n/ * wacc]/[(1+wacc)/n/ - 1]

          where:
          wacc = 30 year Treasury Bond rate at the "in service date" + 250 basis points /n/ = Number of years(or partial years, as the case may be) between in-service date and the date which is 25 years after the Effective Date

          IF - Incremental Fixed O&M using Prudent Utility Practices paid as a function of the availability levels as defined in the Agreement
          IV - Incremental Variable O&M using Prudent Utility Practices paid as a function of the availability levels as defined in the Agreement

               (C) To the extent that there are any benefits related to over-compliance, e.g. credits, such benefits shall also be apportioned pro rata to
            ---
the Facility.

               (D) The Compliance Plan shall be based on the most efficient, least cost compliance plan that meets the requirements and is consistent with Prudent Utility Practices, considering the total costs associated with the Compliance Plan, including but not limited to, capital costs, variable operating costs, reporting requirements, etc.

               (E) Upon agreement of such Compliance Plan, Buyer shall pay for compliance for the Committed Units up to the Pass Through Cap Amount and receive its allocated share of benefits, if any, for the Committed Units.

     (g)  Records. Each Party shall keep and maintain all records as may be
          -------
necessary or useful in performing or verifying any calculations made pursuant to this Agreement, or in verifying such Party's performance hereunder. All such records shall be retained by each Party for at least three (3) calendar years following the calendar year in which such records are created. Each Party shall make such records available to the independent auditors representing the other Party for inspection and copying at the other Party's expense, upon reasonable notice during such Party's regular business hours. Each Party shall have the right, upon thirty (30) days written notice prior to the end of an applicable three (3) calendar year period to request copies of such records. Each Party shall provide such copies, at the other Party's expense, within thirty (30) days of receipt of such notice or shall make such records available to the other Party in accordance with the foregoing provisions of this Section.

7.   Compensation
     ------------

     (a)  Capacity Charge. Except (i) to the extent of reductions in Buyer's
          ---------------
obligations pursuant to Section 19(f)(ii) (Payment of Monthly Capacity Charges), and (ii) with regard to Units 1 and 2 during the True-Up Period as described in Appendix M (Unit 1 and 2 True Up), commencing on the Effective Date Buyer shall pay the Capacity Payment for each month until the end of the Term as shown below, as adjusted by the EA Adjustment. The monthly Capacity Charges per kW for Unit 9 shall become effective June 1, 2001 and are payable in accordance with this Agreement regardless of the Unit 9 Commercial Operations Date.

                                            Units 1-4, 9
           Month                           Years 2001-2012
           -----                           ---------------
          January                              $2.71875
          February                             $2.71875
          March                                $2.71875
          April                                $2.71875
          May                                  $2.71875
          June                                 $6.525
          July                                 $9.7875
          August                               $9.7875
          September                            $4.35
          October                              $2.71875
          November                             $2.71875
          December                             $2.71875
                                               --------
               Average                         $4.35

     (b)  Energy Payments. Except during the True Up Period as described in
          ---------------
Appendix M (Unit 1 and 2 True Up), each month beginning on the Effective Date and continuing throughout the Term, Buyer shall pay Seller Energy Payments equal to the product of the Energy Charge times the MWh of Electric Energy or Substitute Electric Energy. The Energy Charge has two components and shall be equal to the sum of the Variable O&M Charge plus the Fuel Charge. The Variable O&M Charge on the Effective Date shall be $1.50/MWh, adjusted for Escalation. The Fuel Charge shall be equal to the sum of the Electric Energy (expressed in Integrated Hourly MWh) and Substitute Electric Energy (expressed in MWh) sold to Buyer under this Agreement during each hour of such month, multiplied by the following prices at various Dispatch levels as shown in the table below.

          MW Level Dispatched in the hour        Fuel Charge/MWh
          -------------------------------        ---------------
          60% of Net Dependable Capacity         Gas Cost + $0.32
                                                  * 12.9 MMBtu/MWh

          100% of Net Dependable Capacity        Gas Cost + $0.32
                                                  * 10.9 MMBtu/MWh

          To the extent a Committed Unit operates at levels between the above percentages, the heat rate will be prorated to the proportionate level between the points in the table.

          (c)  Start-Up Charge. Except with regard to Units 1 and 2 during the
               ---------------
True Up Period, Buyer shall pay to Seller three thousand two hundred fifty dollars ($3,250) adjusted for Escalation for each Successful Start-Up of a Committed Unit. The Start-Up Charge will be paid for each Successful Start-Up and for any cancelled Start-Up in accordance with Section 7(d) (Cancellation of or Change in Dispatch).

          (d)  Dispatch  Cancellation  Charges.  Buyer may cancel  Start-Up of
               -------------------------------
a Committed Unit anytime prior to the initiation of the Start-Up sequence and ignition of a Committed Unit. For such cancellation, the following Dispatch Cancellation Charges and Fuel Adjustment Charges shall apply:

               (i)   Dispatch Cancellation during Summer On-Peak Hours. No
                     -------------------------------------------------
Dispatch Cancellation Charges or Fuel Adjustment Charges shall apply if Buyer cancels a Dispatch order more than one (1) hour before the time requested for the initiation of Start-Up. If Buyer cancels a Dispatch order (other than as a result of a Force Majeure Event) less than one (1) hour prior to the time requested for the initiation of Start-Up, Buyer shall be liable to Seller for a Dispatch Cancellation Charge of three thousand two hundred fifty dollars ($3,250), adjusted for Escalation, per Committed Unit, but no Fuel Adjustment Charges shall apply.

               (ii)  Dispatch Cancellation during Non-Summer On-Peak Hours and
                     ---------------------------------------------------------
Summer Non-Peak Hours. If Buyer cancels a Dispatch order (other than as a result
---------------------
of a Force Majeure Event) more than four (4) hours prior to the time requested for the initiation of Start-Up, no Dispatch Cancellation Charges shall apply but Buyer shall be responsible for Fuel Adjustment Charges pursuant to Section 7(e) (Fuel Adjustment Charges). If Buyer cancels a Dispatch order (other than as a result of a Force Majeure Event) less than four (4) hours but more than two (2) hours prior to the time requested for the initiation of Start-Up, Buyer shall be liable to Seller for a Dispatch Cancellation Charge of one thousand dollars ($1,000), adjusted for Escalation, per

Committed Unit and Buyer shall be responsible for Fuel Adjustment Charges pursuant to Section 7(e). If Buyer cancels a Dispatch order less than two (2) hours prior to the time requested for the initiation of Start-Up, Buyer shall be liable to Seller for a Dispatch Cancellation Charge of four thousand dollars ($4,000), adjusted for Escalation, per Committed Unit and Buyer shall be responsible for Fuel Adjustment Charges pursuant to Section 7(e).

          (iii)   Forced Outage During Start-Up. If Seller experiences a Forced
                  -----------------------------
Outage prior to the achievement of a Successful Start-Up of a Committed Unit, Buyer shall have the right to cancel the remainder of the current Dispatch order of such Committed Unit without incurring a Dispatch Cancellation Charge or any Fuel Charges for such Committed Unit. However, Seller shall not accumulate any further Forced Outage Hours after notice of cancellation of Dispatch. If Buyer does not cancel such Dispatch order following a Forced Outage prior to initiation of Start-Up, Seller shall resume operation pursuant to such Dispatch order. If Successful Start-Up is achieved, Buyer shall be liable for the Start-Up Charge. Any cancellation by Buyer thereafter shall be subject to this Section 7(d). In both of these cases the Next Day Gas costs will apply to Electric Energy generated by the Committed Unit.

(e)  Fuel Adjustment Charges..
     -----------------------

          (i)     Increases to Summer On-Peak Hours Day Ahead Schedule. If Buyer
                  ----------------------------------------------------
increases the amount of Electric Energy to be delivered pursuant to the Day Ahead Schedule, for that amount of Electric Energy delivered that is greater than the nominated amount of Electric Energy (the "Incremental Energy") the Gas Cost shall be the Intra-Day Gas Cost. The Next Day Gas Cost will apply to the original amount of Electric Energy delivered according to the Day Ahead Schedule.

          (ii)    Decreases to Summer On-Peak Hours Day Ahead Schedule. If Buyer
                  ----------------------------------------------------
decreases the amount of Electric Energy to be delivered pursuant to the Day Ahead Schedule, for all Electric Energy delivered to Seller the Gas Cost shall be the Next Day Gas Cost. No other charges are applicable.

          (iii)   Increases to Non-Summer On-Peak Hours and Summer Non-Peak
                  ---------------------------------------------------------
Hours. If Seller increases the amount of Electric Energy to be delivered
-----
pursuant to the Day Ahead Schedule, the Fuel Adjustment Charge for the Incremental Energy resulting from an increase of twenty-eight (28) unit hours or less shall equal the Balancing Gas Cost plus a volumetric balancing cost of twelve and one-half cents ($.125) per MMBtu/MWh. If Seller increases the amount of Electric Energy to be delivered pursuant to the Day Ahead Schedule, the Fuel Adjustment Charge for the Incremental Energy resulting from an increase of greater than twenty-eight (28) unit hours but no greater than forty-three (43) unit hours shall equal the Balancing Gas Cost plus a volumetric balancing cost of sixty-two and one-half cents ($.625) per MMBtu/MWh. If Seller increases the amount of Electric Energy to be delivered pursuant to the Day Ahead Schedule, the Fuel Adjustment Charge for the Incremental Energy resulting from an increase of more than forty-three (43) unit hours shall equal the Balancing Gas Cost plus the amount of Seller's volumetric cost of authorized or unauthorized balancing charges per MMBtu. The Next Day Gas Cost will apply to the original amount of Electric Energy delivered according to the

Day Ahead Schedule.

          (iv)    Decreases to Non-Summer On-Peak Hours and Summer Non-Peak
                  ---------------------------------------------------------
Hours. If Buyer decreases the amount of Electric Energy to be delivered pursuant
-----
to the Day Ahead Schedule, for all Electric Energy delivered to Seller the Gas Cost shall be the Next Day Gas Cost. In addition, a Fuel Change Fee for the excess gas resulting from the decrease in the amount of Electric Energy nominated but not delivered shall be paid by Buyer (the "Excess Gas"). The Fuel Change Fee shall consist of the net of the Next Day Gas Cost and the Balancing Gas Cost (possibly a gain or loss) resulting from the liquidation of the Excess Gas plus the volumetric balancing costs per MMBtu of the Excess Gas. The volumetric balancing costs shall equal:

                  (A)    $.125 per MMBtu up to 28 unit hours of decrease
                  (B) $.625 per MMBtu greater than 28 unit hours and less than 44 hours of decrease
                  (C) Seller's volumetric cost of authorized or unauthorized balancing costs per MMBtu for any decrease in excess of 44 unit hours.

          (v)     Forced Outage or Forced Derating. Buyer shall not be
                  --------------------------------
responsible for Fuel Adjustment Charges resulting from changes to the Day Ahead Schedule which occur as a result of Forced Outage, Forced Derating or Force Majeure Event where the Seller is the Affected Party.

     (f)  Equivalent Availability Adjustment. Seller or Buyer, as applicable,
          ----------------------------------
shall be liable to the other Party for an amount based upon the Equivalent Availability Adjustments as applied to (1) each individual Summer Month when such Summer Month's Capacity Payment is due and (2) the previous Contract Year's aggregate Non-Summer Months Capacity Payments due no later than January 31 of each year, including the Bonus/Penalties calculated pursuant to this Section and to the Equivalent Availability in Appendix E (Equivalent Availability). Recovery of such amounts (if any) by Buyer from Seller shall be offset against current or future payments only. Any amounts due pursuant to calculations under this
Section 7(f) shall be combined and the sum shall be that Contract Year's Equivalent Availability Adjustment. Any offset to Buyer for the Equivalent Availability Adjustment shall in no event exceed the applicable Contract Year's aggregate Capacity Payments actually paid to Seller. For the calendar year 2001, the Period Hours for the Non-Summer period will be calculated from March 1, 2001.

          (i)    Summer Months Bonus. Each Summer Month the Equivalent
                 -------------------
Availability for both the Summer Super Peak Hours and Partial Peak Hours across all five (5) Committed Units will be calculated and compared with a ninety-seven percent (97%) Target EA. In the event that the aggregate (across all five (5) Committed Units) Equivalent Availability for a Summer Month's Period exceeds this ninety-seven percent (97%) threshold Seller will be entitled to a bonus as shown in Appendix E (Equivalent Availability).

          (ii)   Summer Months Penalty. Each Summer Month the Equivalent
                 ---------------------
Availability for the Summer Super Peak Hours, the Summer Partial Peak Hours, and the Summer

Non-Peak Hours will be calculated (each of these will again be done on an aggregate basis across all five (5) Committed Units) and each one will be compared with a ninety-seven percent (97%) Target EA. In the event that the aggregate (across all five (5) Committed Units) Equivalent Availability for either the Summer Super Peak Hours, the Summer Partial Peak Hours, or the Summer Non-Peak Hours is below this ninety-seven percent (97%) threshold, Seller will be subject to penalties as shown in Appendix E (Equivalent Availability).

          (iii)  Non-Summer Months Bonus. In the event that the aggregate
                 -----------------------
(across all five (5) Committed Units) Equivalent Availability for the Non-Summer Period exceeds ninety-three percent (93%), Seller will be entitled to a bonus as shown in Appendix E (Equivalent Availability).

          (iv)   Non-Summer Months Penalty.In the event that the aggregate
                 -------------------------
(across all five (5) Committed Units) Equivalent Availability for the Non-Summer Period is below ninety-three percent (93%), Seller will be liable for penalties as shown in Appendix E (Equivalent Availability).

     (g)  Reliability Bonus.  For each Summer Month the Reliability Bonus will
          -----------------
be calculated in accordance with Appendix J (Reliability Bonus).

     (h)  Imbalance Charges. Buyer shall hold Seller harmless from any Imbalance
          -----------------
Charges that result from Buyer's Dispatch orders under this Agreement. After December 31, 2004, Seller shall hold Buyer harmless from any Imbalance Charges under the Interconnection Agreement that result from Seller's deviation from Buyer's Dispatch orders under this Agreement caused by any reason whatsoever, including, but not limited to a failure to comply with operating parameters in the Interconnection Agreement.

     (i)  2001 Special Bonus. Seller has paid to Buyer the sum of two hundred
          ------------------
fifty thousand dollars ($250,000) and upon such payment, Seller was released from any liability to Buyer for Equivalent Availability Adjustment and any other liability associated with operations or failures to operate (including liabilities under Section 10(d) of the Amended and Restated Agreement or any liability under this Agreement for the Seller's operations in January and February 2001). If the Equivalent Availability for each Summer Month's Period Hours for Units 3 and 4 averaged together exceed 97% for each Summer Month of 2001, Buyer shall refund all or a portion of such two hundred fifty thousand dollars ($250,000) as calculated below.

          The amounts below will be linearly prorated to a hundredth of a percent between 97% and 100%.

  June 2001       Maximum $53,600 ($17,866 per one percent (1%) above Target EA)
  July 2001       Maximum $80,400 ($26,800 per one percent (1%) above Target EA)
  August 2001 Maximum $80,400 ($26,800 per one percent (1%) above Target EA) September 2001 Maximum $35,700 ($11,900 per one percent (1%) above Target EA)

     (j)  Rates Not Subject to Review.  The rates for service specified herein
          ---------------------------
(i.e., delivery of Electric Energy, Substitute Electric Energy, Capacity and Ancillary Services) shall remain in effect for the Term, and shall not be subject to change through application to the FERC pursuant to provisions of
Section 205 et seq. of the Federal Power Act, absent agreement of the Parties.

     (k)  Unit 1 and 2 True Up. During the True Up Period, all payments for
          --------------------
Start-Up Charges, Energy Payments and Capacity Payments with regard to Units 1 and 2 shall be subject to the Unit 1 and 2 True Up as described in Appendix M.

     (l)  Placement on Turning Gear.  If Buyer requests this option in the
          -------------------------
future, it will be at a mutually agreed upon price.

8.   Commissioning of Unit 9 and Testing of All Committed Units
     ----------------------------------------------------------

     (a)  Delayed Unit 9 Commercial Operations Date. Seller anticipates that
          -----------------------------------------
the Unit 9 Commercial Operations Date will occur on or prior to June 1, 2001. If Unit 9 has not achieved the Unit 9 Commercial Operations Date on or prior to June 1, 2001, Seller shall be liable to Buyer for delay liquidated damages for every Summer On-Peak Day in the months of June, July and August that the Unit 9 Commercial Operations Date has not occurred. These damages are to be offset against Capacity Charges as they become due beginning on June 1, 2001 in accordance with Appendix I (Delay Liquidated Damages for Unit 9). Should the Unit 9 Commercial Operations Date be later than June 1, 2001, then the presumed Net Dependable Capacity (and the Net Dependable Capacity used in calculating the Capacity Payments) of Unit 9 will be one hundred fifty-five (155) MW.

          In no event shall the maximum amount of delay liquidated damages for which Seller shall be liable exceed the total twelve-month Capacity Payment amount Seller would have earned through May 31, 2002 for Unit 9 had Unit 9 not been so delayed. No delay liquidated damages shall be assessed for the day the Unit 9 Commercial Operations Date is declared to have occurred if declared before the hour 1200.

          The occurrence of the Unit 9 Commercial Operations Date is contingent upon Seller's performance of a heat rate and capacity test in accordance with Appendix B. In conjunction with such test, Unit 9 shall operate continuously for a minimum of four (4) consecutive hours synchronized to the ComEd System at a level equal to at least 144 MW. Upon declaration of the Unit 9 Commercial Operations Date, Seller shall provide Buyer with a copy of its notice of Provisional Acceptance (as defined in the contract with General Electric Company ("GE") to construct Unit 9), with an acknowledgment from GE of its receipt of such notice.

     (b)  Capacity Tests.
          --------------

          (i) Any test to determine the Net Dependable Capacity of a Committed Unit shall include a period of two (2) hours during which the Net Dependable Capacity of the Committed Unit is generated and the Electric Energy delivered to the Point of Delivery. Once a test period has been initiated, it must last for two (2) hours unless Buyer's and

     Seller's authorized representatives mutually agree to a shorter duration. Any such test shall be conducted as specified in Guide No. 3 of MAIN (a copy of which is attached as Appendix B). No tests will be conducted or continued which, in the opinion of Seller, should not be conducted or continued in accordance with Prudent Utility Practice. If Seller prevents or discontinues a test in accordance with Prudent Utility Practice, Buyer shall have the right to require a retest of the affected Committed Unit upon prior notice to Seller, if the test was conducted pursuant to Buyer's request.

          (ii) Seller will report the magnitude and duration of any known Forced Derating immediately upon becoming aware of such condition. Seller will also report the magnitude and duration of any known derating condition (equipment failure, operating limitation, etc.) immediately upon becoming aware of such condition. Buyer shall have the right to require Seller to reestablish by capacity test the Net Dependable Capacity of each Committed Unit at a mutually agreeable time once before the start of both the Summer Months and the Non-Summer Months. If the results of such tests produce a 4 MW or greater decline in the Net Dependable Capacity for such Committed Unit, then a Forced Derating equal to the decline in the Net Dependable Capacity for such Committed Unit shall be assumed for purposes of calculating EA under Appendix E (Equivalent Availability) based upon the actual number of hours that the Committed Units were operated. This Forced Derating adjustment shall be additive to the amount of any Forced Derating declared during the same period. In the interval between seasonal capacity demonstration tests, Buyer shall have the right, with twenty-four (24) hours notice, to Dispatch the Committed Units and require Seller to conduct a capacity demonstration test.

          (iii) Seller shall have the right to reestablish Net Dependable Capacity of each Committed Unit pursuant to a capacity test at mutually agreeable time(s).

          (iv) Notwithstanding the provisions of Section 4(b) (Dispatch), during any capacity testing Seller shall designate a maximum level for Buyer's Dispatch during such capacity testing, which may be above the then current Net Dependable Capacity.

          (v) For Electric Energy generated during any testing of any Committed Unit requested by Buyer (except with regard to Unit 9 prior to the Unit 9 Commercial Operation Date), the rate to be paid to Seller shall be the rates set forth in Section 7(b) (Energy Payments). If the test was requested by Seller, the Buyer shall pay Seller a price equal to the price set forth in the Unit 9 Test Power Agreement attached hereto as Appendix G (Unit 9 Test Power Agreement).

     (c)  Start-Up and Test Power from Unit 9. Seller anticipates that prior
          -----------------------------------
to the Unit 9 Commercial Operations Date, Unit 9 will require between fifty (50) and one hundred (100) hours for testing and Start-Up purposes and it shall be sold pursuant to the Unit 9 Test Power Agreement in Appendix G (Unit 9 Test Power Agreement).

9.   Ancillary Services
     ------------------

     Buyer shall be entitled, at no additional cost, to all Ancillary Services with respect to the Net Dependable Capacity at the Delivery Point as such services are described in the Interconnecting Utility's Open Access Transmission Tariff as filed with FERC, and as Seller is permitted to provide (including reactive supply and voltage control from generation sources, regulation and frequency response, operating spinning reserve and supplemental operating reserve) consistent with any requirements of MAIN, NERC, the Interconnection Agreement, any ISO and any successors to the functions thereof, provided that Seller can provide such Ancillary Services without adverse operational impact on Seller's operations in accordance with the Design Limits in Appendix A (Design Limits per Committed Unit).

10.  Limitation of Liability and Exclusive Remedies
     ----------------------------------------------

     (a) In no event or under any circumstances shall either Party (including such Party's Affiliates and such Party's and such Affiliates' respective directors, officers, employees and agents) be liable to the other Party (including such Party's Affiliates and such Party's and such Affiliate's respective directors, officers, employees and agents) for any special, incidental, exemplary, indirect, punitive or consequential damages or damages in the nature of lost profits, whether such loss is based on contract, warranty, tort or otherwise. A Party's liability under this Agreement shall be limited to direct, actual damages, and all other damages at law or in equity are waived.

     (b) Except as provided in Section 10(d) below, Buyer's sole remedies and Seller's sole liabilities for Seller's failure to meet the Target EA and for failure to deliver Electric Energy as Dispatched by Buyer shall be the adjustment to Capacity Payments based upon the Equivalent Availability Adjustment subject to the limit on Seller's liability for such adjustment set forth in Section 7(f) (Equivalent Availability Adjustment), Appendix E (Equivalent Availability), reductions of Buyer's obligation pursuant to Section 19(f)(ii) (Payment of Monthly Capacity Charges) and eventual termination for extended Forced Outages pursuant to Section 13(d) (Extended Outage).

     (c) Buyer's sole remedy and Seller's sole liability for monetary damages due to a delayed Unit 9 Commercial Operations Date shall be the Capacity Payment reduction set forth in Section 8(a) (Delayed Unit 9 Commercial Operations Date) and Appendix I (Delay Liquidated Damages for Unit 9), subject to the limitation on Seller's liability set forth in such Section and Appendix; in addition Buyer shall have the remedy to terminate as provided in Section 13(e) (Unit 9 Termination).

     (d) If Seller's failure to comply with a Dispatch order from Buyer is not caused by (i) Forced Outage or Forced Derating, (ii) Force Majeure Event, or
(iii) Seller negligence or error that in the case of items (i), (ii) or (iii) causes the level at which a Committed Unit is Available to be less than the Net Dependable Capacity, Buyer shall be entitled to:

          (A) to recover from Seller the cost of cover for replacement energy obtained by Buyer, and

          (B) to seek specific performance of this Agreement by Seller by a court of competent jurisdiction. Seller agrees not to defend such action by pleading that Buyer has an adequate remedy at law, or that specific performance is otherwise not available.

11.  Disagreements
     -------------

     (a)  Negotiations. The Parties shall attempt in good faith to resolve all
          ------------
disputes promptly by negotiation, as follows. Any Party may give the other Party written notice of any dispute not resolved in the normal course of business. Executives of both Parties at levels one level above the personnel who have previously been involved in the dispute shall meet at a mutually acceptable time and place within ten (10) days after delivery of such notice, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within thirty (30) days from the referral of the dispute to senior executives, or if no meeting of senior executives has taken place within fifteen (15) days after such referral, either Party may initiate arbitration as provided hereinafter. If a Party intends to be accompanied at a meeting by an attorney, the other Party shall be given at least three (3) Business Days' notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this clause are confidential.

     (b)  Arbitration.
          -----------

          (i) If the negotiation process provided for in Section 11(a) (Negotiations) has not resolved the dispute, the dispute shall be decided by arbitration at Chicago, Illinois in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be governed by the United States Arbitration Act (9 U.S.C. (S). 1 et seq.), and judgment entered upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. This agreement to arbitrate and any other agreement or consent to arbitrate entered into in accordance herewith will be specifically enforceable under the prevailing arbitration law of any court having jurisdiction. Notice of demand for arbitration must be filed in writing with the other Party to this Agreement. The demand must be made within a reasonable time after the controversy has arisen. In no event may the demand for arbitration be made if the institution of legal or equitable proceedings based on such controversy is barred by the applicable statute of limitations. Any arbitration may be consolidated with any other arbitration proceedings. Either party may join any other interested parties. The award of the arbitrator shall be specifically enforceable in a court of competent jurisdiction.

          (ii) Either Party shall give to the other written notice in sufficient detail of the existence and nature of any dispute proposed to be arbitrated. The Parties shall attempt to agree on a person with special knowledge and expertise with respect to the matter at issue to serve as arbitrator. If the Parties cannot agree on an arbitrator within ten (10) days, each shall then appoint one individual to serve as an arbitrator and the two (2) arbitrators thus appointed shall select a third arbitrator with such special knowledge and expertise to serve as chairman of the panel of arbitrators; and such three (3) arbitrators shall determine all matters by majority vote; provided however, if the two (2) arbitrators appointed by the Parties are unable to agree upon the appointment of the third arbitrator within five (5) days after their appointment, both shall give written notice of such failure to agree to the Parties, and, if the Parties fail to agree upon the selection of such third arbitrator within five (5) days thereafter, then either of the Parties upon written notice to the other may require such appointment from, and pursuant to the rules of, the Chicago office of the American Arbitration Association for commercial arbitration. Prior to appointment, each arbitrator shall agree to conduct such arbitration in accordance with the terms of this Agreement. The arbitration panel may choose legal counsel to advise it on the remedies it may grant, procedure, and such other legal issues as the panel deems appropriate.

          (iii) The Parties shall have sixty (60) calendar days to perform discovery and present evidence and argument to the arbitrators. During that period, the arbitrators shall be available to receive and consider all such evidence as is relevant and, within reasonable limits due to the restricted time period, to hear as much argument as is feasible, giving a fair allocation of time to each Party to the arbitration. The arbitrators shall use all reasonable means to expedite discovery and to sanction noncompliance with reasonable discovery requests or any discovery order. The arbitrators shall not consider any evidence or argument not presented during such period and shall not extend such period except by the written consent of both Parties. At the conclusion of such period, the arbitrators shall have forty-five (45) calendar days to reach a determination. To the extent not in conflict with the procedures set forth herein, which shall govern, such arbitration shall be held in accordance with the prevailing rules of the Chicago office of the American Arbitration Association for commercial arbitration.

          (iv) The arbitrators shall have the right only to interpret and apply the terms and conditions of this Agreement and to order any remedy allowed by this Agreement, but may not change any term or condition of this Agreement, deprive either Party of any right or remedy expressly provided hereunder, or provide any right or remedy that has been excluded hereunder.

          (v) The arbitrators shall give a written decision to the Parties stating their findings of fact, conclusions of law and order, and shall furnish to each Party a copy thereof signed by them within five (5) calendar days from the date of their determination.

     Each Party shall pay the cost of the arbitrator or arbitrators, and any legal counsel appointed pursuant to subparagraph (a) above, with respect to those issues as to which they do not prevail, as determined by the arbitrator or arbitrators.

     (c)  Settlement Discussions. The Parties agree that no statements of
          ----------------------
position or offers of settlement made in the course of the dispute process described in this Section 11 above will be offered into evidence for any purpose in any litigation or arbitration between the Parties, nor will any such statements or offers of settlement be used in any manner against either Party in any such litigation or arbitration. Further, no such statements or offers of settlement shall constitute an admission or waiver of rights by either Party in connection with any such litigation or arbitration. At the request of either Party, any such statements and offers of settlement, and all copies thereof, shall be promptly returned to the Party providing the same.

     (d)  Preliminary Injunctive Relief. Nothing in this Section 11 shall
          -----------------------------
preclude, or be construed to preclude, the resort by either Party to a court of competent jurisdiction solely for the purposes of securing a temporary or preliminary injunction to preserve the status quo or avoid irreparable harm pending arbitration pursuant to this Section 11.

     (e)  Obligations to Pay Charges and Perform. If a disagreement should
          --------------------------------------
arise on any matter which is not resolved as provided in Section 11(a) (Negotiations), then, pending the resolution of the disagreement by arbitration, Seller shall continue to operate the Committed Units in a manner consistent with the applicable provisions of this Agreement and Buyer shall continue to pay all charges and perform all other obligations required in accordance with the applicable provisions of this Agreement.

12.  Assignment; Transfer of Committed Units
     ---------------------------------------

     (a)  Assignment. Except as set forth in this Section 12, neither Party may
          ----------
assign its rights or obligations under this Agreement without the prior written consent of the other Party. Either Party may assign this Agreement, without the consent of the other Party to an Affiliate or the parent company of an Affiliate, but no such assignment shall release such assignor from any obligations hereunder whether arising before or after such assignment. For the purposes of this Section 12(a), any direct transfer or series of direct transfers (whether voluntary or by operation of law) of a majority of the outstanding voting equity interests of a Party (or any entity or entities directly or indirectly holding a majority of the outstanding voting equity interests of such Party) to any party other than an Affiliate controlled by, or under common control with, such Party shall be deemed an assignment of this Agreement.

     (b)  Consent to Assignment to Lender. Buyer consents to Seller's collateral
          -------------------------------
assignment of this Agreement to any Lenders or the granting to any Lenders of a lien or security interest in any right, title or interest in part or all of the Committed Units or any or all of Seller's rights under this Agreement for the purpose of the financing or refinancing of the Committed Units and the Seller's interconnection facilities; provided, however, that such assignment shall recognize Buyer's rights under this Agreement. Buyer further agrees to execute documentation to evidence such consent as reasonably required by Lenders, provided it shall have no obligation to waive any of its rights under this Agreement except as expressly provided in this Section 12(b). Buyer recognizes that such consent may grant certain rights to such Lenders, which shall be fully developed and described in the consent documents, including (i) this Agreement shall not be amended or terminated (except for termination pursuant to the terms of this Agreement) in any material respect without the consent of Lenders, which consent is not to be unreasonably withheld or delayed, (ii) without extending the cure period set forth in this Agreement, Lenders shall be given notice of, and the same opportunity to cure, any Seller breach or default of this Agreement, provided that notwithstanding the foregoing Lender(s) may have in addition to the cure periods set forth herein an additional sixty (60) days from the expiration of such cure period to cure any breach or default of this Agreement, (iii) if a Lender forecloses, takes a deed in lieu or otherwise exercises its remedies pursuant to any security documents, that Buyer shall, at Lender's request, continue to perform all of its obligations hereunder (subject to Buyer's rights under Section 13 (Default, Termination and Remedies)), and Lender or its nominee may perform in the place of Seller, and may assign this Agreement to another party in place of Seller (provided either (A) such proposed assignee is creditworthy and possesses experience and skill in the operation of electric generation plants similar in nature to the Committed Units or (B) Buyer consents to the assignment to such proposed assignee, which consent shall not be unreasonably withheld (it being understood that Buyer may, in deciding whether to grant such consent, take into account the creditworthiness and the electric generation plant experience and skill of the proposed assignee)), and enforce all of Seller's rights hereunder, (iv) that Lender(s) shall have no liability under this Agreement except during the period of such Lender(s)' ownership and/or operation of the Committed Units, (v) that Buyer shall accept performance in accordance with this Agreement by Lender(s) or its (their) nominee and (vi) that Buyer shall make representations and warranties to Lender(s) as Lender(s) may reasonably request with regard to (A) Buyer's corporate existence, (B) Buyer's corporate authority to execute, deliver, and perform this Agreement, (C) the binding nature of (y) the document evidencing Buyer's consent to assignment to Lenders and (z) this Agreement on Buyer, (D) receipt of regulatory approvals by Buyer with respect to its execution and performance under this Agreement, and
(E) whether any defaults by Seller are known by Buyer then to exist under this Agreement. The documentation that Lenders may require under this Section 12(b) may include an opinion of counsel substantially in the form of Appendix H (Form of Opinion). Seller agrees to reimburse Buyer for fees and expenses incurred by Buyer in connection with such opinion.

13.  Default, Termination and Remedies
     ---------------------------------

     (a)  Seller Default. The occurrence and continuation of any of the
          --------------
following events or circumstances at any time during the Term, except to the extent caused by, or resulting from, an act or omission of Buyer in breach of this Agreement, shall constitute an event of default by Seller ("Seller Event of Default"):

          (i) Seller fails to pay any sum due from it hereunder on the due date thereof and such failure is not remedied within fifteen (15) days after receipt of written notice from Buyer of such failure requiring its remedy;

          (ii) Seller shall fail to have qualified operators either on site or on call at remote locations for operation of the Facility for a period of seven (7) consecutive days.

          (iii)  Bankruptcy of Seller; or

          (iv) Seller fails in any material respect to perform or comply with any other obligation in this Agreement on its part to be observed or performed (other than Seller's obligations to meet Target EA or to comply with Buyer's Dispatch orders, the exclusive remedies for which are enumerated in Section 10(b) (Limitations of Liability and Exclusive Remedies) which failure adversely affects Buyer, and if reasonably capable of remedy, is not remedied within sixty (60) days after Buyer has given written notice to Seller of such failure and requiring its remedy; provided, however, that if such failure cannot reasonably be cured within such period of sixty (60) days, such failure shall not constitute a Seller Event of Default if Seller has promptly commenced and is diligently proceeding to cure such default.

     (b)  Buyer Default. The occurrence and continuation of any of the following
          -------------
events or circumstances at any time during the Term, except to the extent caused by, or resulting from, an act or omission of Seller in breach of this Agreement, shall constitute an event of default by Buyer ("Buyer Event of Default"):

          (i) Buyer fails to pay any sum due from it hereunder on the due date thereof and such failure is not remedied within fifteen (15) days after receipt of written notice from Seller of such failure requiring its remedy;

          (ii)   Buyer's Bankruptcy; or

          (iii) Buyer fails in any material respect to perform or comply with any other obligation in this Agreement on its part to be observed or performed which failure adversely affects Seller, and if reasonably capable of remedy, is not remedied within sixty (60) days after Seller has given written notice to Buyer of such failure and requiring its remedy; provided, however, that if such failure cannot reasonably be cured within such period of sixty (60) days, such failure shall not constitute a Buyer Event of Default if Buyer has promptly commenced and is diligently proceeding to cure such default.

     (c)  Remedies.
          --------

          (i) Upon the occurrence and during the continuance of a Buyer Event of Default or a Seller Event of Default, the non-defaulting Party may at its discretion terminate this Agreement upon thirty (30) days prior written notice to the Party in default.

          (ii) If a Buyer Event of Default under Section 13(b) (Buyer Default) has occurred and is continuing, Seller shall have the right to sell Electric Energy represented by the Net Dependable Capacity on a daily basis to third parties during the continuance of such Buyer Event of Default.

     (d)  Extended Outage. Buyer may terminate this Agreement with regard to a
          ---------------
Committed Unit (other than Unit 9) upon thirty (30) days prior written notice to Seller if a (i) Forced Outage, Planned Outage or Maintenance Outage of such Committed Unit that is not excused by Force Majeure Event prevents Seller from substantially performing its obligations hereunder for a consecutive period of one hundred twenty (120) days, provided that if Seller demonstrates that it has taken significant steps toward remediating the circumstances which led to such Forced Outage, Planned Outage or Maintenance Outage and certifies in writing to Buyer that such outage will end within three hundred sixty five (365) days of its commencement (and such outage in fact ends within such three hundred sixty five (365) days), then Buyer may not so terminate this Agreement with regard to such Committed Unit. To the extent Seller provides Substitute Electric Energy and Capacity in accordance with the terms of this Agreement, the one hundred twenty (120) or three hundred sixty-five (365) day periods specified in this Section 13(d) shall be extended on a day for day basis.

     (e)  Unit 9 Termination. Except to the extent the delay results from a
          ------------------
Force Majeure Event, if Unit 9 has not achieved the Unit 9 Commercial Operations Date by midnight, May 31, 2002, Buyer may terminate its obligations under this Agreement with regard to Unit 9. In the event of such a termination of the Unit 9 obligation, neither Party shall have any further liability to the other with regard to Unit 9.

14.  Representations and Warranties
     ------------------------------

     (a)  Representations and Warranties of Seller.  Seller hereby makes the
          ------------------------------------------
following representations and warranties to Buyer:

          (i) Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, is qualified to do business in the State of Illinois and has the legal power and authority to own its properties, to carry on its business as now being conducted and to enter into this Agreement and, subject to the receipt of the regulatory approvals set forth in
     Section 6(a) (Standard of Operation), carry out the transactions contemplated hereby and perform and carry out all covenants and obligations on its part to be performed under and pursuant to this Agreement (except with regard to Seller's rights in Unit 9 which shall be transferred from an Affiliate of Seller to Seller prior to the Unit 9 Commercial Operations Date).

          (ii) The execution, delivery and performance by Seller of this Agreement have been duly authorized by all necessary action, and do not and will not require any consent or approval of Seller's
     Management Committee or equity holders other than that which has been obtained.

          (iii) The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the provisions of this Agreement, do not and will not conflict with or constitute a breach of or a default under, any of the terms, conditions or provisions of any legal requirements, or any organizational documents, agreement, deed of trust, mortgage, loan agreement, other evidence of indebtedness or any other agreement or instrument to which Seller is a party or by which it or any of its property is bound, or result in a breach of or a default under any of the foregoing, and Seller has obtained all permits, licenses, approvals and consents of governmental authorities required for the lawful performance of its obligations hereunder.

          (iv) This Agreement constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (v) There is no pending, or to the knowledge of Seller, threatened action or proceeding affecting Seller before any governmental authority which purports to affect the legality, validity or enforceability of this Agreement.

     (b)  Representations and Warranties of Buyer.  Buyer hereby makes the
          ---------------------------------------
following representations and warranties to Seller:

          (i) Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Pennsylvania, is qualified to do business in the State of Illinois and has the legal power and authority to own its properties, to carry on its business as now being conducted and to enter into this Agreement and carry out the transactions contemplated hereby and perform and carry out all covenants and obligations on its part to be performed under and pursuant to this Agreement.

          (ii) The execution, delivery and performance by Buyer of this Agreement have been duly authorized by all necessary action, and do not and will not require any consent or approval of Buyer's
      Management Committee or equity holders other than that which has been obtained.

          (iii) The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the provisions of this Agreement do not and will not conflict with or constitute a breach of or a default under, any of the terms, conditions or provisions of any legal requirements, or its articles of incorporation or bylaws, or any deed of trust, mortgage, loan agreement, other evidence of indebtedness or any other agreement or instrument to which Buyer is a party or by which it or any of its property is bound, or result in a breach of or a default under any of the foregoing.

          (iv) This Agreement constitutes the legal, valid and binding obligation of Buyer enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         (v) There is no pending, or to the knowledge of Buyer, threatened action or proceeding affecting Buyer before any governmental authority which purports to affect the legality, validity or enforceability of this Agreement.

15.  Indemnification
     ---------------

     Each Party shall indemnify and hold harmless the other Party, and its officers, directors, agents and employees from and against any and all claims, demands, actions, losses, liabilities, expenses (including reasonable legal fees and expenses), suits and proceedings of any nature whatsoever for personal injury, death or property damage to each other's property or facilities or personal injury, death or property damage to third parties (collectively "Liabilities") caused by the gross negligence or willful misconduct of the indemnifying Party that arise out of or are in any manner connected with the performance of this Agreement, except to the extent such injury or damage is attributable to the gross negligence or willful misconduct of, or breach of this Agreement by, the Party seeking indemnification hereunder. Title, and all risk relating to, all Electric Energy purchased by Buyer under this Agreement shall pass to Buyer at the Point of Delivery, and Buyer shall indemnify Seller from all Liabilities related to Electric Energy (or Substitute Electric Energy) once sold and delivered at the Point of Delivery; and Seller shall indemnify Buyer for all Liabilities related to Electric Energy (or Substitute Electric Energy) prior to its delivery at the Point of Delivery.

16.  Notices
     -------

     Unless otherwise provided in this Agreement, any notice, consent or other communication required to be made under this Agreement shall be in writing and shall be delivered to the address set forth below or such other address or persons as the receiving Party may from time to time designate by written notice:

          If to Buyer, to:

               For Billing:

               Exelon Generation Company
               Attention:  Accounting
               300 Exelon Way
               Kennett Square, PA  19348
               Telephone: (610) 765-6648
               Fax: (610) 765-6555

               For Operations:

               Exelon Generation Company

               Attention: Trading Floor
               300 Exelon Way
               Kennett Square, PA  19348
               Telephone: (610) 765-6500
               Fax: (610) 765-6583

               For Legal:

               Exelon Generation Company
               Attention: Marjorie P. Philips, Esq.
               300 Exelon Way
               Kennett Square, PA  19348
               Telephone: (610) 765-6610
               Fax: (610) 767-7610

          If to Seller, to:

               Elwood Energy LLC
               c/o  Dominion Energy, Inc.
               5000 Dominion Blvd
               Glen Allen, VA 23060
               Attention: General Manager
               Fax: (804) 273-2303

          With a copy to:

               Elwood Energy LLC
               c/o McGuireWoods LLP
               901 E. Cary Street
               Richmond, VA 23219
               Attention: Mark J. La Fratta, Esq.
               Telephone:(804) 775-1106
               Fax: (804) 698-2096

All notices shall be effective when received.

17.  Confidentiality
     ---------------

     Each Party agrees that it will treat in confidence all documents, materials and other information marked "Confidential" or "Proprietary" by the disclosing Party ("Confidential Information") which it shall have obtained during the course of the negotiations leading to, and its performance of, this Agreement (whether obtained before or after the date of this Agreement). Confidential Information shall not be communicated to any third party (other than, in the case of Seller, to its Affiliates, to its counsel, accountants, financial or tax advisors, or insurance consultants, to prospective partners and other investors in Seller and their counsel, accountants, or financial or tax advisors, or in connection with its financing or refinancing; and in the case of Buyer, to its Affiliates, or to its counsel, accountants, financial advisors, tax advisors or insurance consultants). As used herein, the term "Confidential Information" shall not include any information which (i) is or becomes available to a Party from a source other than the other Party, (ii) is or becomes available to the public other than as a result of disclosure by the receiving Party or its agents or (iii) is required to be disclosed under applicable law or judicial, administrative or regulatory process, but only to the extent it must be disclosed.

18.  Governing Law
     -------------

     This Agreement shall be construed in accordance with and governed by the laws of the State of Illinois without regard to its conflicts of laws provisions.

19.  Force Majeure
     -------------

     (a)  Definition. For the purposes of this Agreement, "Force Majeure Event"
          ----------
means an event, condition or circumstance beyond the reasonable control of the Party affected (the "Affected Party") which, despite all reasonable efforts of the Affected Party to prevent it or mitigate its effects, prevents the performance by such Affected Party of its obligations hereunder. Subject to the foregoing, "Force Majeure Event" as to either Party, shall include:

          (i) explosion and fire (in either case to the extent not attributable to the negligence of the Affected Party);

          (ii) flood, earthquake, storm, or other natural calamity or act of God;

          (iii) strike or other labor dispute not directed at Seller relative to its labor agreements;

          (iv)   war, insurrection or riot;

          (v) actions or failure to act by governmental entities or officials, failure to obtain governmental permits or approvals despite timely application therefor and due diligence on the part of Seller in the pursuit thereof;

          (vi) changes in Requirements of Law affecting operation of a Committed Unit (for the purposes of this subsection, the change must affect the operation in a manner other than a solely economic affect); and

          (vii) lack of fuel caused by a Force Majeure Event (as defined in this Agreement) experienced by a Committed Unit's fuel supplier or transporter (as if for purposes of this Section 19(a)(vii) such fuel supplier or transporter is the Affected Party).

     (b)  Events not a Force Majeure Event.  For the purposes of this Agreements
          --------------------------------
the term "Force Majeure Event" shall not include:

          (i)    a Planned Outage;

          (ii)   a Maintenance Outage;

          (iii)  loss of Buyer's markets;

          (iv) Buyer's inability to economically use or resell the Electrical Energy or Capacity purchased hereunder;

          (v) Economic hardship for Seller, which shall include but not be limited to:

                 (A) Seller's ability to sell the Capacity or Electrical Energy to be sold hereunder at a price greater than the price set forth herein; or

                 (B) Seller's ability to reduce its costs by not operating the Committed Units as Dispatched by Buyer; or

          (vi) Causes or events affecting the performance of third-party suppliers of goods or services, including, but not limited to, natural gas, suppliers and providers of natural gas transportation service, except to the extent caused by an event that fits the definition of Force Majeure Event under this Agreement.

     (c)  Obligations Under Force Majeure.
          -------------------------------

          (i) If either Party is rendered unable, wholly or in part, by a Force Majeure Event, to carry out some or all of its obligations under this Agreement (other than obligations to pay money) despite all reasonable efforts of such Affected Party to prevent or mitigate its effects, then, during the continuance of such inability, the obligation of such Affected Party to perform the obligations so affected shall be suspended.

          (ii) An Affected Party relying on a Force Majeure Event shall give written notice of such Force Majeure Event to the other Party as soon as practicable after such event occurs, which notice shall include information with respect to the nature, cause and date of commencement of the occurrence(s), and the anticipated scope and duration of the delay. Upon the conclusion of the Force Majeure Event, the Affected Party heretofore relying on such Force Majeure Event shall, with all reasonable dispatch, take all steps reasonably necessary to resume the obligation(s) previously suspended.

          (iii) Notwithstanding the foregoing, a Party shall not be excused under this Section 20, (y) for any non-performance of its obligations under this Agreement having a greater scope or longer period than is justified by the Force Majeure Event, or (z) for the performance of obligations that arose prior to the Force Majeure Event.

     (d)  Force Majeure Not Forced Outage. Any periods of Forced Outage or
          -------------------------------
Forced Derating caused by Force Majeure Events shall not be included as Forced Outage Hours, or Equivalent Forced Derated Hours for calculation of EA.

     (e)  Continued  Payment  Obligation. Except as provided in Section 19(f)
          ------------------------------
(Payment of Monthly Capacity Charges), a Party's obligation to make payments shall not be suspended by a Force Majeure Event.

     (f)  Payment of Monthly Capacity Charges.
          -----------------------------------

          (i) Buyer shall not be relieved of its obligation to pay the Monthly Capacity Charges as a result of the occurrence, and the continuance, of a Force Majeure Event listed in Sections 19(a)(ii) or (iv) (Definition), and

          (ii) Except to the extent that Seller provides Substitute Electric Energy, during any period of a Force Majeure Event (other than those listed in Sections 19 (a)(ii) and (iv)) Buyer shall be relieved from its obligation to pay monthly Capacity Charges (prorated daily) solely to the extent (y) the level at which a Committed Unit is Available is less than the Net Dependable Capacity, and (z) the Committed Unit is Available at a level that is less than Net Dependable Capacity as a result of a Force Majeure Event (other than as listed in Sections 19(a)(ii) or (iv)).

20.  Intentionally Omitted
     ---------------------

21.  Taxes
     -----

     (a)  Applicable Taxes. Each Party shall be responsible for the payment of
          ----------------
all taxes imposed on its income or net worth. Except as provided in Section 6(f)(v) (Fuel and Emissions) and this Section 21, Seller shall be responsible for the payment of all present or future federal, state, municipal or other lawful taxes applicable by reason of the operation of the Facility or assessable on Seller's property or operations. Buyer shall pay all existing and any new sales, use, excise, and any other similar taxes, if any, imposed or levied by a governmental agency on the sale or use of or payments for the Electric Energy, Substitute Electric Energy, Ancillary Services, and Net Dependable Capacity sold and delivered under this Agreement arising at or after the Point of Delivery.

     Buyer shall indemnify, defend, and hold Seller harmless from any liability for all such taxes for which Buyer is responsible. Seller shall indemnify, defend, and hold Buyer harmless from any liability from all such taxes for which Seller is responsible. Buyer shall reimburse Seller promptly on demand for the amount of any such tax that is Buyer's responsibility hereunder that Seller remits, plus any penalties and interest incurred and remitted, except such penalties as result from Seller's conduct. Likewise, Seller shall reimburse Buyer promptly on demand for the amount of any such tax that is Seller's responsibility hereunder that Buyer remits, plus any penalties, interest incurred and remitted, except such penalties as a result from Buyer's conduct.

     (b)  Contested Taxes. Neither Party shall be required to pay any such tax,
          ---------------
assessment, charge, levy, account payable or claim if the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property utilized under this Agreement or any material interference with the use thereof.

     (c)  Other Charges. Seller and Buyer will pay and discharge all lawful
          -------------
assessments and governmental charges or levies imposed upon it or in respect to all or any part of its property or business, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor, or materials which, if unpaid might become a lien or charge upon any of its property.

22.  Miscellaneous Provisions
     ------------------------

     (a)  Non-Waiver. The failure of either Party to insist in any one or more
          ----------
instances upon strict performance of any provisions of this Agreement, or to take advantage of any of its rights hereunder, shall not be construed as a waiver of any such provisions or the relinquishment of any such right or any other right hereunder, which shall remain in full force and effect.

     (b)  Third Party Beneficiaries. This Agreement is intended solely for
          -------------------------
the benefit of the Parties hereto. Nothing in this Agreement shall be construed to create any duty to, or standard of care with reference to, or any liability to, any person not a Party to this Agreement, other than the Lenders.

     (c)  Relationship of Parties. This Agreement shall not be interpreted or
          -----------------------
construed to create an association, joint venture, or partnership between the Parties or to impose any partnership obligation or liability upon either Party. Seller is an independent contractor and neither Party shall have any right, power or authority to enter into any agreement or undertaking for, or to act on behalf of, or to act as or be an agent or representative of, or to otherwise bind, the other Party.

     (d)  Successors and Assigns. This Agreement shall inure to the benefit of
          ----------------------
and be binding upon the successors and permitted assigns of the Parties.

23.  Entire Agreement and Amendments
     -------------------------------

     This Agreement (together with the Transmission Easement) supersedes all previous representations, understandings, negotiations and agreements either written or oral between the Parties hereto or their representatives with respect to the subject matter hereof (including the Power Purchase Agreement Term Sheet between Buyer and Seller dated February 15, 1999 and the Amended and Restated Agreement) and constitutes the entire agreement of the Parties with respect to the subject matter hereof. No amendments or changes to this Agreement shall be binding unless made in writing and duly executed by both Parties. Except to the extent expressly provided otherwise herein with respect to the Interconnection Agreement, this Agreement shall be deemed to have been negotiated without reference to any other arrangement to which the Parties (or their respective Affiliates) are party (any such arrangement and the Interconnection Agreement being referred to herein as an "Other Contract"). Nothing contained herein is intended to reflect the Parties' interpretation of any Other Contract, and nothing contained in any Other Contract shall be used as an aid in interpreting this Agreement. Without limiting the generality of the foregoing, any similarity of, or difference between, any provision hereof and any provision of an Other Contract is irrelevant to the meaning of the provisions hereof or thereof.

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date set forth at the beginning of this Agreement.

                                       Exelon Generation Company, LLC


                                       By   /s/ Ian P. McLean
                                          --------------------------------------
                                          Name:   Ian P. McLean
                                          Title: Senior Vice-President


                                       Elwood Energy LLC

                                       By   /s/ Tony W. Belcher
                                          --------------------------------------
                                          Name:   Tony W. Belcher
                                          Title: General Manager

                                  APPENDIX A

                       DESIGN LIMITS PER COMMITTED UNIT

Buyer shall have the right to Dispatch the Facility up to the Net Dependable Capacity with the following restrictions:

     (a)  Maximum takes. Buyer may not Dispatch more than one thousand five
          -------------
hundred (1500) hours per Committed Unit (or seven thousand five hundred (7500) hours for all five (5) Committed Units, limited to no more than one thousand five hundred (1500) hours per Committed Unit) per Contract Year (except with regard to Unit 9 in the first Contract Year as provided in Section 6(b)(iii) (Electric Energy Generation)). As set forth in Section 8(b) (Capacity Tests), during 2001, Seller may take up to one hundred (100) hours for Unit 9 during the Start-Up and testing of Unit 9 in accordance with Section 8(c) prior to the Unit 9 Commercial Operations Date. These hours will count towards the one thousand five hundred (1500) hour/year limitation of Unit 9. Seller will consider requests by Buyer for Seller to seek the authorization to increase the one thousand five hundred (1500) hour limitation. Seller shall make reasonable efforts to allocate Buyer's Dispatch orders equally across all five (5) Committed Units over the course of a Contract Year. Once operating hours on individual Committed Units reach one thousand five hundred (1500) hours, Seller shall notify Buyer and Seller shall not be obligated to respond to Dispatch orders for Committed Units that have reached such one thousand five hundred
(1500) hour limit.

     (b)  Minimum/maximum loads. Buyer may Dispatch Committed Unit(s) at any
          ---------------------
level per Committed Unit between sixty percent (60%) of Net Dependable Capacity and one hundred percent (100%) of its Net Dependable Capacity. Seller shall have the sole discretion as to (i) which Committed Units are operated to meet the Dispatch order or (ii) whether to meet such Dispatch order with delivery of Substitute Electric Energy from the Elwood Energy Station and subject to mutual agreement if delivered from a source outside the Elwood Energy Station. Each hour that a Committed Unit is operating, regardless of the output, will count towards the one thousand five hundred (1500) hour/year limitation per Committed Unit.

     (c)  Start-Up and Dispatch Notification.
          ----------------------------------

          (1)  Start-Up: During Summer On-Peak Hours, except for a simultaneous
               --------
request of four (4) or more of Committed Units 1, 2, 3, 4 or 9, Seller will initiate the Start-Up for a Committed Unit(s) within one hour after being notified of Buyer's Dispatch order. For a Dispatch request of four (4) units simultaneously, Seller requires a minimum of one (1) hour and fifteen (15) minutes. For a Dispatch request of all five (5) units simultaneously, Seller requires a minimum of one (1) hour and twenty-five (25) minutes. The exact limits of the Committed Units' Start-Up capabilities will be verified or adjusted by Seller with the Buyer prior to June 1, 2001. This will include maximum load definitions, ramp times, times required to synchronize to the power grid, etc. During all other hours, that being Summer Non-Peak and Non-Summer On-Peak Hours, a four (4) hour notification will apply.

          (2) During the Non-Summer Months only, in the event that a Critical Day has been declared for the next calendar day, Seller will notify Buyer by 0800 of this fact on the day of declaration. Consequently, Buyer shall provide Seller with a Dispatch schedule, if any, by 0830 of that same day of declaration. After receipt of this initial schedule, if any should occur, it shall be at Seller's sole discretion whether to accept Buyer's subsequent request for changes to this Dispatch schedule.

          (3) During the Non-Summer Months, Buyer shall be limited to an equivalent of sixty (60) units-hours/day; for example, five (5) units operating for twelve (12) hours/day, or four (4) units operating for fifteen (15) hours/day, etc. If Buyer requires greater than sixty (60) units-hours/day, Seller will quote Buyer its reasonable operating cost to extend the schedule. During the Summer Months, Buyer shall be limited to an equivalent of eighty (80) units-hours/day, i.e., five (5) units operating for sixteen (16) hours/day or four (4) units operating twenty (20) hours/day, etc. If Buyer requires greater than eighty (80) units-hours/day during the Summer Months, Seller will quote Buyer its reasonable operating cost to extend the schedule.

     (d)  Load Range and Ramp Times. Buyer may Dispatch Committed Unit(s) at any
          -------------------------
level per Committed Unit between sixty percent (60%) of Net Dependable Capacity and one hundred percent (100%) of its Net Dependable Capacity. Once a Committed Unit Starts-Up, the Committed Unit will ramp to base load of sixty percent (60%) of Net Dependable Capacity within twenty (20) minutes. The ramp up or ramp down rate of each Committed Unit is approximately 8.3% of Net Dependable Capacity per minute.

     (e)  Minimum on-line and off-line times. Four (4) hour minimum run-time
          ----------------------------------
per Start-Up and two (2) hour minimum off-time between Start-Ups.

     (f)  Starting Power Requirements. The power requirements for Start-Up of
          ---------------------------
all five (5) Committed Units of the Facility are 750 kWh per Committed Unit, with a maximum demand of 7.5 MW per Committed Unit for a three (3) minute duration (15 MW demand when starting two (2) Committed Units simultaneously).

     (g)  Estimated Reactive Capability Curve. The provision of Ancillary
          -----------------------------------
Services pursuant to this Agreement (including the terms of Section 9 (Ancillary Services) hereof) shall be consistent with the curve attached hereto as Schedule A-1.

                                  APPENDIX B

                               MAIN GUIDE NO. 3

                               MAIN Guide No. 3A
                            (Formerly Guide No. 3)
                               (Revision No. 3)
                                 June 8, 1995
                           Approved November 9, 1995

                        PROCEDURE FOR THE UNIFORM RATING
                             OF GENERATING EQUIPMENT
                             -----------------------

          The Mid-America Interconnected Network, Inc. bylaws provide for the coordination of planning, construction and utilization of generation and transmission facilities on a regional basis for reliability of electric bulk power supply. This MAIN Guide presents the criteria for uniform rating of generating equipment on the systems of MAIN members.

I.   General

          Generating capability to meet the system load and provide the required amount of reserves is necessary to assure the maximum degree of service reliability. This generating capability must be accounted for in a uniform manner which assures the use of consistently attainable values for planning and operating the system.

          Procedures are herein established for rating generating units in service or which will be brought into service in the future. These procedures define the framework under which the ratings are to be established while recognizing the necessity of exercising judgement in their determination. The tests required are functional and do not require special instrumentation. They are designed to demonstrate that the ratings can be obtained for the time periods required under normal operating conditions for the equipment being tested.

          It is intended that the terms defined and the ratings established pursuant to this MAIN Guide shall be used for all MAIN purposes, including determining generation reserves for both planning and operating purposes, scheduling maintenance, and preparation of reports or other information for industry organizations, news media, and governmental agencies.

II.  Uniform Ratings

          Each MAIN member shall establish Monthly Net Capability ratings for each generating unit and station on the member's system. The Monthly Net Capability is the net power output which can be obtained for the period specified on a monthly adjusted basis with all equipment in service under average conditions of operation and with equipment in an average state of maintenance. The Monthly Net Capability should include generating capability which is temporarily out of service for maintenance or repair.

          The monthly adjustments required to develop Monthly Net Capability are intended to include such seasonal variations as ambient temperature, condensing water temperature and availability, fuels, steam heating loads, reservoir levels, and scheduled reservoir discharge.

          Generating capability shall be tested annually to demonstrate and verify that the Monthly Net Capability can be achieved in the month of the test. It is intended that frequent changes in Monthly Net Capability be avoided. The reported capability is, therefore, a figure which should not be altered until the accumulated evidence of tests and analyses or operating experience indicate that a long-term change has taken place. The Monthly Net Capability shall be confirmed annually and revised at other times when necessary. Confirmations and revisions will be submitted to the MAIN Coordination Center.

III. General Guides for Establishing Capability Ratings

          The following general guides shall be applied in establishing Monthly Net Capability:

          A. The total Monthly Net Capability rating shall be that available regularly to satisfy the daily load patterns of the member and shall be available for four continuous hours or more. The rating established must not require a period of operation at a reduced level during a system's remainder of the peak period to recover the Monthly Net Capability.

          B. The Monthly Net Capability will be determined separately for each generating unit in a power plant where the input to the prime mover of the unit is independent of the others. The Monthly Net Capability will be determined as a group for commonheader steam plants or multiple-unit hydro plants and each unit assigned a rating by apportioning the combined capability among the units.

          C. Monthly Net Capability, as reported, will not be reduced to provide regulating margin or spinning reserve. It will reflect operation at the power factor level at which the generating equipment is normally expected to be operated over the daily peak load period. It will exclude the temporary higher output attainable immediately after a new unit goes into service or immediately after an overhaul.

          D. Extended capability of a unit or plant obtained through bypassing of feedwater heaters, by utilizing other than normal steam conditions, or by abnormal operation of auxiliaries in steam plants; or by abnormal utilization of reservoir storage in hydro plants; or by abnormal operation of combustion turbines or diesel units; may be included in the Monthly Net Capability if the following conditions are met:

               1. The extended capability based on such conditions will be available for a period of not less than four continuous hours when needed and meets the restrictions of Section III-A.

               2. Normal procedures have been established so that this capability will be made available promptly when requested by the dispatcher.

          E. The Monthly Net Capability established for nuclear units will be determined taking into consideration the fuel management program and any restrictions imposed by governmental agencies.

          F. The Monthly Net Capability established for hydro-electric plants, including pumped-hydro, will be determined taking into consideration the reservoir storage program and any restrictions imposed by governmental agencies and will be based on median hydro conditions.

IV.  Testing Procedures to Demonstrate Capability

          A.   General Procedure for Testing

               1. Ratings will be confirmed annually or more frequently if appropriate to demonstrate the Monthly Net Capability. If adequate
                                                                 -----------
          data are available to demonstrate the capability during normal peak
          -------------------------------------------------------------------
          load period operation, no special test is required. Peaking units and
          --------------------------------------------------
          cold reserve units which are not operated frequently shall be tested at such intervals as necessary to assure that capability is available to meet operating reserve requirements.

               2. If the total capability of a plant is materially affected by the interaction of its parts, a test of the entire plant will be performed to demonstrate Monthly Net Capability.

               3. All equipment when tested will be in normal operating condition with all auxiliary equipment needed for normal operation in service and with provision for extended capability if this capability is to be included in Monthly Net Capability. Energy consumption by auxiliary facilities common to the entire plant (for example, coal-handling or lighting) will be distributed over the appropriate units in the plant, and will represent the consumption normally experienced during the high-load period of the day.

               4. It is intended that the test loadings should be maintained at a constant level. The reported test results will be no greater than the MWh/hr integrated output for the test period.

     B. Steam Turbo-Generation Unit Tests, Excluding Steam Turbines with Gas or Oil Fired Boilers

               1. The test period for steam turbo-generator units, including both fossil fuel and nuclear reactor steam generators, will be not less than four continuous hours.

               2. Generating unit net capability as affected by the turbine exhaust pressure will be corrected to the average for the past five years of the monthly averages of the daily maximum circulating water temperatures for the month of the test. Steam conditions will correspond to the operating standard established by the member for the unit or plant. The steam generator will be operated with the regularly available type and quality of fuel.

     C. Tests of Combustion Turbine and Diesel Units and Steam Turbines with Gas or Oil Fired Boilers

               1. The test period for combustion turbine and diesel units and steam turbines with gas or oil fired boilers will be of sufficient duration to permit stabilized operating conditions to be attained.

               2. Ambient temperature conditions will be corrected to the average for the past five years of the monthly maximum temperatures for the month of the test. Where evaporative coolers are used, the temperature at the discharge of the evaporative coolers shall be the basis for ambient temperature corrections.

               3. Generating unit net capability as affected by the turbine exhaust pressure will be corrected to the average for the past five years of the monthly averages of the daily maximum circulating water temperatures for the month of the test. Steam conditions will correspond to the operating standard established by the member for the unit or plant. The steam generator will be operated with the regularly available type and quality of fuel.

     D.   Hydro-Electric Unit Tests

               1. The test period for hydro-electric units, including pumped-hydro units, will be not less than one hour.

               2. Water conditions will be corrected to the median conditions for the month of the test.

     E.   Reactivated Unit Tests

          Deactivated generating equipment which is not being reported and is being returned to active status shall be tested within thirty days to demonstrate its Monthly Net Capability.

V.   Reporting Procedures

          Each member shall submit the required data on the included Uniform Rating Forms to the MAIN Coordination Center annually on or before November 1 for the following calendar year. Each annual report shall cover all existing units, planned Start-Up of new units, and planned retirements of units and shall consist of the following:

               1. A letter identifying those units whose rating has not changed, showing the dates of latest tests confirming capabilities.

               2. Completely revised forms (Form A and B-1, B-2, or B-3) for units on which a change has occurred.

               3. Completely revised form (Form A) showing planned additions or retirements beginning with the month of commercial operation or month of retirement.

Between annual reporting, revised forms shall be submitted as necessary for new units placed in commercial operation, units retired, and for units where tests show the rating has changed. Any change in additions, retirements, or ratings shall be submitted within 30 days of the addition, retirement, or test. In this manner, by each November 1, all test data should be current. However, the letter should be submitted confirming the dates of tests.

          The MAIN Coordination Center will analyze and review the annual reporting for completeness and correctness and report the need for clarification to the member concerned. The MAIN Coordination Center will maintain the updated set of reports, including current changes as they occur, from the MAIN members, and will provide complete reports and/or revisions to the members requesting them.

     A.   Uniform Rating Form A

          This form is used to report the Monthly Net Capability of each unit in each station. Where required by the number of units in a station, additional sheets should be used.

     B.   Uniform Rating Forms B-1, B-2, and B-3

          These forms are used to report test results, certain actual and five-year average variables where pertinent, and to show relationship of actual net generation to stated capability during the month of the test. It is the intent that test data equal or exceed stated Monthly Net Capability to demonstrate that this level of generation can be achieved. Where simultaneous tests of several units are conducted, as in common steam header plants, data should be reported for each unit and total of the group.

          Test results should be reported as follows:

          Form B-1 --steam turbo-generator units
          Form B-2-hydro-electric units
          Form B-3 --Combustion turbine units and diesel units

Note: In submitting revised forms, each form shall be submitted in such a manner that it completely replaces the sheet on which data are being revised.

                                  APPENDIX C

                                COMMUNICATIONS

1.   Purpose

     The purpose of this Appendix is:

          (i) To describe the nature of, and the requirements for the communication link that will be maintained between Seller and Buyer;

          (ii) To identify and establish a communications procedure that defines the responsibilities for, and the frequency, content, and logistics of communication between personnel responsible for operating the Facility ("Seller's Operator(s)") and EO concerning the availability and Dispatch of the Committed Units. The Parties desire that such a procedure be established so that only responsible and authorized personnel can issue requests and/or orders that may impact reliability and availability of the Committed Units.

2.   Communication Link.

          (i) Buyer shall establish and maintain dedicated phone lines for all communications concerning the availability and Dispatch of the Committed Units. These dedicated systems shall be used as the primary communications link between Seller's Operators and Buyer's EO personnel responsible for Dispatching Buyer's System ("Generation Dispatcher"). In addition to the dedicated phone lines, Seller and Buyer shall establish standard phone line(s) as a back-up system. Seller's dedicated and standard phone lines are to be located at the control facilities of the Committed Units.

          (ii) At any time a Committed Unit at the Facility is synchronized to the system, Seller must ensure that an operator is available at the dedicated phone line (or back-up phone line if the dedicated line is unavailable) to respond to the Dispatch orders from the EO Generation Dispatcher. Both Seller and Buyer recognize that there may be operational conditions or events that will require Seller's Operator to leave the control room in order to resolve the condition or event. Both Seller and Buyer also recognize that these conditions or events will be infrequent. During such times, Seller's Operator must first notify the EO Generation Dispatcher, and provide information regarding how the Seller's Operator can be reached (i.e. a standard, back-up phone line and/or a cellular phone).

         (iii) Seller shall establish and maintain a paging system for the Seller's Operators. Such paging system shall constitute the secondary communications link between Seller's Operators and the EO Generation Dispatcher. During those times when no generator at the Facility is synchronized to the transmission system, or during power operation when Seller's Operator has left the control room to resolve an operational condition or event, this paging system will become the primary communications link between Seller's Operator and the EO Generation Dispatcher. Whenever the paging system is the primary communications link, Seller will ensure at least one operator will be available at all times, via the paging system. Should the EO Generation Dispatcher initiate the paging system, Seller's Operator(s) shall immediately contact the EO Generation Dispatcher via telephone for specific Dispatch orders. Seller will notify Buyer as soon as possible of any disruption or unavailability of the dedicated or standard phone lines, or the pager system, as soon as practicable. Seller shall also provide a list of back-up contacts to the paging system (i.e. the names and home phone numbers for the operators) to be used should the paging system fail, be inadvertently turned off, lost, unavailable due to satellite communication problems, or if the operator fails to respond. This list of back-up contacts shall be incorporated into the Communications Procedure.

3. Communications Procedure

         (i) Prior to the Commercial Operations Date of the Committed Units, Seller and Buyer shall establish a mutually approved Communication Procedure that defines the responsibilities for, and the frequency, content, and logistics of, all communications between Seller's Operator(s) and the EO Generation Dispatcher concerning the availability and dispatch of the Committed Units.

                  Seller and Buyer shall ensure that the most current mutually approved revision of this Communication Procedure is available to the Seller's Operator(s) and the EO Generation Dispatcher. Both Seller and Buyer shall mutually review and revise the communications procedure, as necessary.

         (ii) The Communications Procedure shall provide telephone numbers for all dedicated and standard phone lines of both Seller and Buyer (including telephone numbers for facsimile machines) and pager numbers for all of Seller's Operators.

                  The Communications Procedure shall also provide back-up contacts to the paging system (i.e. the names and home phone numbers for the operators) to be used should the paging system fail, be inadvertently turned off, lost, unavailable due to satellite communication problems, or if the operator fails to respond.

                  In addition, the communications procedure shall provide instructions and requirements to both the Seller's Operator(s) and the EO Generation Dispatcher describing the process(es) for communicating unit availability and Dispatch orders for the Committed Units.

                  At a minimum, the Communication Procedure shall provide communication instructions for the following items:

                     a) Routine notifications (by both Seller's Operator(s) and the EO Generation Dispatcher) of expected hourly capability and demand, as required by Section 4(c) (Operating Notifications) of this Agreement.

                     b)  Start-Up and Dispatch orders for Committed Units;

                     c) Conditions, issues or events that could affect the output or reliability of the Committed Units;

                     d) The time of day (based on a twenty-four (24) hour clock) when a Committed Unit is placed on the line and taken off the line;

                     e) Changes of rated capacity of a Committed Unit, when it is known that such changes have taken place or will take place;

                     f) Committed Unit deratings, including the amount of any derate, the estimated or known start time and date of the derate, the estimated or known ending time and date of the derate, and the cause of the derate;

                     g) Conditions at the Facility or a Committed Unit that could affect the present or anticipated load following capability of a Committed Unit;

                     h) Planned and emergency testing requirements, or other operational work that could limit the availability or maneuverability of a Committed Unit; and

                     i) The use of operations reporting forms that are provided in Appendix D (Operations Reporting Forms).

4.  Revisions

     Each Party shall appoint a representative having power and authority to act on its behalf (the "Representative"). Each Party may change its Representative from time-to-time, effective upon notice given to the other Party. A Representative may change addresses, telephone numbers, facsimile numbers and other similar data to be used in directing communications under this Appendix C or Appendix D (Operations Reporting Forms) to the Party represented by that Representative. Each Representative shall be authorized to agree on behalf of the Party that appointed that Representative to any change in the forms or procedures provided under this Appendix C or Appendix D.

                                   APPENDIX D

                           OPERATIONS REPORTING FORMS

Exelon Operations Reporting Form
--------------------------------
    Elwood Energy Availability Declaration Units 1, 2, 3, 4, and 9
    --------------------------------------------------------------

        To: ComEd Electric Operations                From:  Elwood Energy
            Lombard, Illinois                               Elwood, Illinois
            Fax: (  ) ###-####                              Fax: (  ) ###-####
            Phone: (  ) ###-####                            Phone: (  ) ###-####

Covering the Availability Declaration Period     Beginning: 0000 Hours,3/24/2001
                                                  Ending:   0000 Hours,3/27/2001

  Unit 1 is Available to Meet Net Dependable Capacity:  _____ Yes  _____ No

  Unit 2 is Available to Meet Net Dependable Capacity:  _____ Yes  _____ No

  Unit 3 is Available to Meet Net Dependable Capacity:  _____ Yes  _____ No

  Unit 4 is Available to Meet Net Dependable Capacity:  _____ Yes  _____ No

  Unit 9 is Available to Meet Net Dependable Capacity:  _____ Yes  _____ No

  Derating/Outage Details
  -----------------------





  Submitted By:

  Prepared:  3/28/2001 5:08:06 PM                               Page 1 of 1

                                   APPENDIX E

                             EQUIVALENT AVAILABILITY

                          Calculations and Adjustments

In order to promote Seller to operate the Committed Units in the most optimal manner possible a defined bonus and penalty structure (as explained and detailed below) has been created with regards to the overall availability level of Elwood Units 1, 2, 3, 4, and 9 for the various different Period Hours. All of the following descriptions and calculations are intended to be on an aggregate (average) basis; i.e. an Equivalent Availability (as defined below) will be calculated across all five (5) Committed Units during a respective time period. All calculations of Equivalent Availability are therefore calculated as an average for the entire Facility during the time period in question (as opposed to calculating a separate Equivalent Availability for each Committed Unit). Any number derived as a calculation will be limited to that whole number and hundredths of a whole number, represented by two places to the right of the decimal point. For the purposes of this Agreement, a thousandth of a whole number great than or equal to five (5) shall be cause for the existing hundredth number to be rounded up to the next hundredth number.

1)       Equivalent Availability Calculation

         Seller shall calculate an Equivalent Availability ("EA") for the Summer Super Peak Hours, the Summer Partial Peak Hours, and the Summer Non-Peak Hours for each of the Summer Months as well as a seasonal EA for the Non-Summer Peak Months in accordance with the following formula

                  EA    = {1 - [FOH  + EFDH]}
                                -----------
                                    PH

         Where:

         EA = Equivalent Availability
         FOH = Forced Outage Hours
         EFDH = Equivalent Forced Derated Hours
         PH = Period Hours

         A total of thirteen EA calculations will be performed each Contract Year using the above formula, one (1) for the Non-Summer On-Peak Hours (calculated in January for the previous Contract Year) and three (3) for each of the four (4) Summer Months (covering the Summer Super Peak Hours, the Summer Partial Peak Hours, and the Summer Non-Peak Hours ) Such calculations for the Summer Months will be done in the month immediately following the applicable month).

         A Forced Outage or Forced Derating event shall only be included in the calculation of the Equivalent Availability when Seller fails to meet, in whole or part,

Buyer's Dispatch and fails to deliver or cause to be delivered Substitute Electric Energy.

         If Substitute Electric Energy is provided, the Seller will be credited as being Available for those hours that the Substitute Electric Energy is accepted. Buyer will not be obligated to take partial schedules.

         The "Size of Reduction" for a Forced Derating shall be determined by Seller and shall be based upon observed output of a typical unit having the same equipment problems under similar operating and environmental conditions. Buyer may request Seller to justify the size of the reduction through provision of reasonably available historical operating records in support of Seller's selection of the Size of Reduction.

         The following shall not be deemed a Forced Outage or Forced Derating for purposes of calculating the Equivalent Availability: (a) a Committed Unit is shut down for Planned Outages, Maintenance Outages, or for a Compressor Wash,
(b) a Committed Unit is down or derated, but Seller meets Buyer's Dispatch request through Substitute Electric Energy, (c) a Committed Unit is curtailed, interrupted, reduced or increased by the Interconnected Utility, or (d) to the extent a Committed Unit is not Available as a result of a Force Majeure Event.

2)       Adjustments (Applicable Bonuses and Penalties)

The Equivalent Availability Adjustments shall be calculated in accordance with the schedules (Schedule E-1, Schedule E-2 and Schedule E-3) attached to this Appendix E. All dollar figures shown below (for both Summer and Non-Summer periods) are on a percentage basis per MW of Net Dependable Capacity, i.e. the dollar impact per MW of Net Dependable Capacity of either surpassing or being below an Availability Target by each percentage point, or portion thereof carried to two (2) decimal places.

                                  Summer Months
                                  -------------


Bonus

-------------------------------------------------------------------------
MONTH                  Super-Peak       Partial-Peak        Off-Peak
-------------------------------------------------------------------------
June                    $ 71.43            $23.81              $0
-------------------------------------------------------------------------
July                    $107.14            $35.71              $0
-------------------------------------------------------------------------
August                  $107.14            $35.71              $0
-------------------------------------------------------------------------
September               $ 47.62            $15.87              $0
-------------------------------------------------------------------------


Penalties

The penalties associated with being below an Equivalent Availability Target for the Summer Months are divided into two groups. The first deals with EA percentages below

97% and above or equal to 70% while the second covers EA percentages below 70% and above or equal to 44%. Below a 44% EA no further penalties will apply (other than those already levied). At no time may the aggregate penalties associated with the three EA penalty calculations for such Summer Month exceed that respective month's Capacity Payment. Sample calculations are shown in Schedule E-4 to this Appendix E. The penalties listed below are meant to be a cumulative calculation across the two EA blocks.

For EA below target but greater than or equal to 70%
--------------------------------------------------------------------------------
Month                Super-Peak          Partial-Peak            Off-Peak
--------------------------------------------------------------------------------
June                  $ 74.95               $24.98                $14.27
--------------------------------------------------------------------------------
July                  $113.75               $37.91                $21.67
--------------------------------------------------------------------------------
August                $113.75               $37.91                $21.67
--------------------------------------------------------------------------------
September             $ 47.44               $15.81                $ 9.03
--------------------------------------------------------------------------------

For EA below 70% but greater than or equal to 44%
--------------------------------------------------------------------------------
Month                Super-Peak          Partial-Peak            Off-Peak
--------------------------------------------------------------------------------
June                  $ 80.79               $26.93                $15.39
--------------------------------------------------------------------------------
July                  $121.19               $40.39                $23.08
--------------------------------------------------------------------------------
August                $121.19               $40.39                $23.08
--------------------------------------------------------------------------------
September             $ 53.86               $17.95                $10.25
--------------------------------------------------------------------------------



                                Non-Summer Months
                                -----------------

Bonus

$47.62

Penalties

The penalties associated with being below an Equivalent Availability Target for the Non-Summer Months are divided into three groups. The first deals with EA percentages below 93% and above or equal to 86%, the second covers the EA percentages below 86% and above or equal to 80%, and the third covers the EA percentages below 80% and above or equal to 44%. Below a 44% EA no further penalties will apply (other than those already levied). At no time may the aggregate penalties associated with the Non-Summer Months' EA penalty calculations exceed the Capacity Payments for such Non-Summer Months. Sample calculations are shown in Schedule E-4 to this Appendix E. The penalties listed below are meant to be a cumulative calculation across all three blocks.

--------------------------------------------------------------------------------
            Actual EA                                  Penalty
--------------------------------------------------------------------------------
        Target > EA => 86%       $     95.24
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
           86%>EA=>80%           $2,811.11
--------------------------------------------------------------------------------
           80%>EA=>44%           $   117.13
--------------------------------------------------------------------------------

         ------------------------------------------------------------
                                  APPENDIX F
                            OUTPUT ADJUSTMENT CURVE
         ------------------------------------------------------------

                General Electric Model PG7231 (FA) Gas Turbine
                                Elwood Project

       Estimated Performance - Configuration: DLN Combustor
       Design Values Referenced on 544HA232 Rev 0
       Fuel: Natural Gas

                             [GRAPH APPEARS HERE]

                                  APPENDIX G

                          UNIT 9 TEST POWER AGREEMENT

             [THIS AGREEMENT WILL BE EXECUTED PRIOR TO THE UNIT 9
            COMMERCIAL OPERATIONS DATE AND UPON EXECUTION WILL BE
                       INCORPORATED INTO THIS APPENDIX]

                                  APPENDIX H

                                FORM OF OPINION

                                    [Date]

[To lenders]
Ladies and Gentlemen:

          We refer to the Power Sales Agreement (the "Agreement") among Exelon Generation LLC a Pennsylvania limited liability company ("Exgen") as assignee of Commonwealth Edison Company, an Illinois corporation ("ComEd") and Elwood Energy LLC, a Delaware limited liability company (the "Company") dated as of _____________ and the Consent to Assignment (the "Consent to Assignment") among ComEd, Company, and [Lenders or Agent, in its capacity as collateral agent], dated as of the date hereof. We have acted as counsel to ComEd in connection with the Agreement and the Consent to Assignment. Capitalized terms not defined herein have the respective meanings given to such terms in the Agreement and the Consent to Assignment.

          Pursuant to Section 12(b) (Consent to Assignment to Lender) of the Agreement and Section ___ of the Consent to Assignment, this will advise you that in the opinion of the undersigned:

          1. Exgen is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Pennsylvania and licensed to do business in the State of Illinois and has the power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted.

          2. Exgen has the power and authority to execute and deliver the Agreement and the Consent to Assignment, to consummate the transactions contemplated thereby and to comply with and fulfill its obligations under the Agreement and the Consent to Assignment. All proceedings have been taken and all authorizations have been obtained by Exgen which are necessary to authorize the execution and delivery of the Agreement and the Consent to Assignment and the consummation of the transactions contemplated thereby.

          3. The Agreement and the Consent to Assignment have been duly authorized, executed and delivered by Exgen. The Agreement and the Consent to Assignment constitute the legal, valid and binding obligations of Exgen enforceable against Exgen in accordance with their terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity

     (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          4. Neither the execution and delivery by Exgen of the Agreement or the Consent to Assignment or the consummation by Exgen of the transactions contemplated thereby, nor compliance by Exgen with the terms and provisions thereof, does or will result in any breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration or termination under, (i) the Operating Agreement of Exgen or (ii) to our knowledge, any material agreement, instrument, judgment, decree, order, law, statute, rule or regulation which is applicable to Exgen or its properties, which breach or default could reasonably be expected to have a material adverse effect on Exgen or its ability to perform its obligations under the Agreement or the Consent to Assignment.

          5. No consent, approval or authorization of, or registration, filing or declaration with, any federal or state governmental authority or other regulatory agency, which has not been received, waived or satisfied as of the date hereof, as the case may be, is required for the valid execution and delivery by Exgen of the Agreement or the Consent to Assignment, the consummation by Exgen of the transactions contemplated thereby or compliance by Exgen with the terms and provisions thereof.

          For the purpose of rendering the foregoing opinions, we have relied, as to various questions of fact material to such opinions, upon the representations made in the Consent to Assignment and upon certificates of officers of Exgen. We also have examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of government officials and other instruments, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for examination. We have also assumed that agreements and instruments we have reviewed which purport to have been executed by parties other than Exgen or its affiliates have been duly executed and delivered by such parties and that such parties have all requisite power and authority to execute and deliver such agreements and instruments and comply with the terms and provisions thereof and that such agreements and instruments are legal, valid and binding agreements and instruments of such parties.

          Any opinion or statement herein which is expressed to be "to our knowledge" or is otherwise qualified by words of like import means that the lawyers in this Firm who have had an involvement in drafting and negotiating the Agreement and the Consent to Assignment have no current awareness of any facts or information contrary to such opinion or statement.

          The foregoing opinions are limited to the federal laws of the United States of America and the laws of the State of Pennsylvania and Illinois.

          This opinion letter is being delivered solely for the benefit of the persons to whom it is addressed; accordingly, it may not be quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without our prior written consent. We assume no obligation to update or supplement the opinions expressed herein to reflect any facts or circumstances which may hereafter come to our attention with respect to such opinions, including any changes in applicable law which may hereafter occur.

                                             Very truly yours,

                                  APPENDIX I

                   DELAYED DAMAGES AND METHODS OF OFFSETTING

The total maximum dollar amount for which Seller will be liable for a late Unit 9 Commercial Operations Date is the yearly aggregate Capacity Payments that would be owed to Seller by the Buyer for Unit 9 for a full year (twelve month) period beginning June 1, 2001. This is:

                            $4.35 * NDC * 12 months

As an approximation (using 150,000 kW) this is $7,830,000.

For every partial or full month that Unit 9 has not achieved the Commercial Operations Date after June 1, 2001 the following delay damages apply:

                   June (21 days)          $75,000 per On-Peak Day
                   July (21 days)          $142,000 per On-Peak Day
                   August (23 days)        $142,000 per On-Peak Day

Any delay damages owed to the Buyer by Seller will be offset against the next month's Unit 9 Capacity Payments. If, for example, in all of June Unit 9 has not achieved the Unit 9 Commercial Operations Date, then ($75,000) * (21 On-Peak
Days) = $1,575,000 will be offset against July's Capacity Payments. This will result in no Capacity Payment being made to Seller for the month of July ($1,575,000 delay damages versus $1,468,125 Capacity Payment) and a reduced Capacity Payment in August (the $1,468,125 capacity payment less the ongoing existing offset amount of $106,875). This method of adjusting future Capacity Payments for Unit 9 will occur (if necessary) only through the Capacity Payments for August 2001. If any delay damages are still owed to Buyer as of September 1, 2001 (for Unit 9) then commencing with the September 2001, Capacity Payments for Units 3 and 4 will also be decreased (to the extent necessary) for the months September, October, November, and December until all delay damages are paid off in full. The purpose of this is to guarantee that the full delay damages amount (which has a maximum of $7,830,000) is paid to Buyer by December 31, 2001. The Capacity Payments for Unit 9 will continue to be paid in January 1, 2002 (and going forward through May 31, 2002) whether or not Unit 9 is in operation.

                                  APPENDIX J

                               RELIABILITY BONUS

During each of the Summer Months, in addition to the potential Equivalent Availability bonuses detailed in Appendix E (Equivalent Availability), a separate "Reliability Bonus" will also be available to Seller should the Reliability Target of the Facility be surpassed by the actual Reliability of the Facility. The dollar figures associated with each Summer Month are listed below and are on a per Committed Unit basis:

         June:             $25,000 per Committed Unit         ($1,250 per 1%)
         July:             $100,000 per Committed Unit        ($5,000 per 1%)
         August:           $100,000 per Committed Unit        ($5,000 per 1%)
         September:        $25,000 per Committed Unit         ($1,250 per 1%)

         Total of          $250,000 per Committed Unit

A specific Reliability will be determined for each of the five (5) Committed Units for each Summer Month. An average Reliability shall then be calculated for the month in question (across all five (5) units) and this will become the Bonus Reliability achieved during that respective month. This will then be compared with a Threshold Reliability of eighty percent (80%).

The Reliability Bonus Period shall consist of the period from hour ending 0700 to hour ending 2200 on the four (4) highest priced On-Peak Days of each month (as defined by Power Markets Week or other mutually agreed daily index into
               ------------------
ComEd) for a total of sixty-four (64) hours each in June, July, August and September. The percentage calculation shall consist of a calculation of the Equivalent Availability (EA), but only for these hours (the denominator will always be sixty-four (64) hours).

The calculation for the Facility will be as follows:

         [Monthly Reliability Bonus (per %)] x [(Bonus Reliability - 80% Threshold)] x 100

If the EA for the Reliability Bonus is less than eighty percent (80%), no bonus applies. The EA associated with each bonus hour is not dependent upon the Committed Unit(s) being Dispatched on-line during those hours.

Example:
-------

For the month of July (2001), the highest priced On-Peak Days are the 17th, 18th, 19th, and the 31st

Unit 1 No Forced Outage Hours, No Equivalent Forced Derated Hours
       Reliability = [1 -((0 + 0)/64)] = 100%
Unit 2 2 Forced Outage Hours, 3 Equivalent Forced Derated Hours

        Reliability = [1 - ((2 + 3)/64)] = 92.19%
Unit 3  4 Forced Outage Hours, No Equivalent Forced Derated Hours
        Reliability = [1 - ((4 + 0)/64)] = 93.75%
Unit 4  No Forced Outage Hours, 1 Equivalent Forced Derated Hour
        Reliability = [1 - ((0 + 1)/64)] = 98.44%
Unit 9 No Forced Outage Hours, No Equivalent Forced Derated Hours Reliability = [1 - (0 + 0)/64)] = 100%

Facility Reliability for the month of July (2001) is:

                        (100% + 92.19% + 93.75% + 98.44% + 100%)/5 = 96.88%

Bonus is therefore:
                        ($5,000) * (96.88% - 80%) * 100 * 5 units  =  $422,000

                                  APPENDIX K

                                PLANNED OUTAGES

Expected

                                                                 Frequency of                        Duration of
---------------------------------------------------------------------------------------------------------
       Type            Scheduled Maintenance                      Inspection                         Inspection

       Major           Combustion Inspection        Every 400 starts or 8,000 equivalent hours       4-5 days **

       Major          Hot Gas Path Inspection       Every 800 starts or 24,000 equivalent hours     10-12 days **

       Major             Major CT Overhaul         Every 1,600 starts or 48,000 equivalent hours     20 days **

     Routine*             BOP Inspections                      Each Spring and Fall                    4 days
---------------------------------------------------------------------------------------------------------

-----------

* Routine Balance of Plant inspections will be scheduled during a Major Inspection outage.

** Assumes all parts are in stock at site. If required parts are not on site, Planned Outage time could be lengthened by as much as four times that indicated.

                                  APPENDIX L
                             UNIT ONE-LINE DIAGRAM

                                   (DIAGRAM)

                                  APPENDIX M

                             UNIT 1 AND 2 TRUE UP

      (Covering the Period 3/1/2001 through the Engage Termination Date)

Seller's Units 1 and 2 are currently under contract both between Seller and Engage Energy America, LLC ("Engage") as well as between Engage and Buyer (ostensibly Engage has purchased the exclusive rights for the off-take of these units from Seller and has in turn sold these rights to Buyer). Engage has appointed Buyer as its agent for Dispatch purposes under the Engage PSA. Commencing March 1, 2001 and until the Engage Termination Date, a pricing true up shall occur as described below (the "Unit 1 and 2 True Up") to provide Buyer with the same financial and operational arrangements for Units 1 and 2 that exist in this Agreement with regards to Units 3, 4, and 9. This Unit 1 and 2 True Up shall be made for each sequential month for the period commencing on March 1, 2001 and lasting until the Engage Termination Date. This True-Up will consist of comparing the pricing and operational parameters (taken primarily from the Engage PSA) listed below under "Base Case", with those outlined in this Agreement. Seller shall net the monthly billing for the below listed items (other than the Summer Availability Bonus/Penalty which will be netted prior to January 31 of the following year - see below) against the terms and conditions detailed in this Agreement and will then sum the aggregates. Buyer will be billed any obligations that might be owed to Seller upon completion of this summation and will be offset against any money owed to Seller. Beginning with the Engage Termination Date, Buyer's Units 1 and 2 will be fully subject to the terms of this Agreement as are the other Committed Units for all purposes. This Unit 1 and 2 True Up does not apply to nor will it affect any Reliability Bonus pursuant to Section 7(g) (Reliability Bonus) or the 2001 Special Bonus pursuant to Section 7(i) (2001 Special Bonus).

"Base Case":
 ---------

Non-Summer Period (October- May):
---------------------------------

 . Net Dependable Capacity based on 90(degrees) F and 60% Relative Humidity . No FOAF target (No Equivalent Availability Calculation necessary)
 . No Equivalent Availability Adjustment Possible
 . $5.25/kw-month Capacity Charge
 . No Variable O&M Charge
 . Start-Up Charge of $2500.00 per Start-Up
 . $30 fixed strike price (assumes
  no energy surcharge)

Summer Period (June-September):
-------------------------------

 . Net Dependable Capacity based on 90(degrees) F and 60% Relative Humidity
 . 95% Summer availability target (calculated as 1-FOAF under the Engage PSA)

 . FOAF calculated on a 5 x 16-hour seasonal basis (no Off-Peak hours)
 . Forced Outages and Forced Deratings occur when a Committed Unit is not
  Available under the Engage PSA
 . Availability penalties are based on (Summer Capacity Payments) * (% under
  95%)
 . Availability bonuses are based upon (Summer Capacity Payments) * (% over 95%) . $5.25/kw-month Capacity Charge
 . No Variable O&M Charges
 . Start-Up Charge of $2500.00 per Start-Up
 . Energy Charge, consisting of the product of Electric Energy sold to purchaser multiplied by $/MWh applicable to the Dispatch level of a Committed Unit set forth below:

                                 $/MWh        Dispatch Level
                                 -----        --------------
                                 $30.00            100%
                                 $35.00             60%


Summer Availability Bonus/Penalty Adjustment
--------------------------------------------

There will be an additional true up prior to January 31 after the end of each Contract Year to reconcile the difference in values between the Base Case Summer Period Equivalent Availability (which covers ostensibly the aggregate of the Summer Super Peak Hours and Summer Partial Peak Hours encompassing all four (4) Summer Months and incorporates Forced Outage Hours and Equivalent Forced Derated Hours (as each such term is defined in the Engage PSA) as opposed to Forced Outage Hours and Forced Derated Hours during a Dispatch under this Agreement) and the various Summer Month Equivalent Availability calculations detailed under this Agreement. New Equivalent Availability calculations must be done specifically across only Units 1 and 2 for both the Summer Super Peak Hours and Summer Partial Peak Hours for all the Summer Months (as opposed to the usual EA calculations that cover all five (5) Committed Units) for this additional true up. The resulting eight (8) Equivalent Availability numbers must then be multiplied by their respective bonus or penalty percentages (as applicable). Once summed, it will be this final aggregate number that will be netted against the Base Case Summer Period Equivalent Availability.

                                      M-2